                                                                    Exhibit 10.3

                                  OFFICE LEASE

                                     Between
                          THE OWNERS OF 1717 H STREET,
                             N.W., WASHINGTON, D.C.

                                    LANDLORD,

                                       and

                             WATSON WYATT & COMPANY
                                      d/b/a
                             WATSON WYATT WORLDWIDE,
                                     TENANT,

                                       for

                        SEVENTH, EIGHTH AND NINTH FLOORS
                               1717 H Street, N.W.
                                Washington, D.C.

                               TABLE OF CONTENTS

Paragraph Number and Heading                                        Page
----------------------------                                        ----
1.  Premises......................................................    1
2.  Term..........................................................    2
3.  Acceptance of Premises and Tenant Improvement Work............    3
4.  Base Rent; Additional Rent....................................    4
5.  Operating Expenses............................................    7
6.  Real Estate Taxes.............................................   13
7.  Late Charges; Interest........................................   16
8.  Services......................................................   16
9.  Personal Property Taxes.......................................   24
10. Tenant's Default..............................................   24
11. Landlord's Remedies for Tenant's Default......................   25
12. Landlord Defaults.............................................   27
13. Security Deposit..............................................   28
14. Use...........................................................   28
15. Assignment and Subletting.....................................   28
16. Condition of Premises.........................................   31
17. Entry by Landlord.............................................   31
18. Liability; Indemnity..........................................   31
19. Insurance.....................................................   31
20. Improvements..................................................   33
21. Rules and Regulations.........................................   34
22. Hazardous Materials...........................................   34
23. Limitation on Liability; Tenant's Property....................   35
24. Damage to Premises............................................   36
25. Condemnation..................................................   37
26. Subordination.................................................   38
27. Estoppel Certificates.........................................   39
28. No Personal Liability of Landlord.............................   39
29. No Waiver.....................................................   39
30. Holding Over..................................................   40
31. (Intentionally Deleted).......................................   40
32. Covenant of Quiet Enjoyment...................................   40
33. Notices.......................................................   40
34. Broker's Commission...........................................   41
35. Maintenance...................................................   41
36. Parking.......................................................   43
37. Rule Against Perpetuities.....................................   43
38. Renewal.......................................................   43
39. Expansion Option..............................................   46
40. First Right to Lease..........................................   48
41. Termination Option............................................   49
42. Storage Space.................................................   50
43. Waiver of Jury Trial..........................................   51
45. Signs.........................................................   51
46. Exterior/Landscaping..........................................   52
47. Exclusivity...................................................   52
49. Miscellaneous.................................................   52

Exhibit A - Outline of Premises
Exhibit B - Work Agreement and Allowance
Exhibit C - Char Service Schedule
Exhibit D - Rules and Regulations
Exhibit E - SNDA
Exhibit F - Competitors List
Exhibit G - Signage

OFFICE LEASE

         THIS OFFICE LEASE (the "Lease") is made and executed this 9th day of January 1998, by and between (i) the Owners of 1717 H Street, N.W., Washington, D.C., the Building (defined below), being Marvin M. Robertson and Katheryn M. Robertson, Trustees under Trust Indenture made by Mathilda M. Kirchner dated November 28, 1953, Marvin M. Robertson and Katheryn M. Robertson, Trustees under Trust Indenture made by Cecelia E. Goodman dated November 28, 1953, Marvin M. Robertson, Katheryn M. Robertson and George W. Lemm, Trustees under the Will of Katheryn Lemm (Trust Estates 2 through 4), Marvin M. Robertson, Katheryn M. Robertson and George W. Lemm, Trustees under Trust Indenture made by John C. Goodman dated August 14, 1959 (Trust Estates 1 through
4), Marvin M. Robertson, Katheryn M. Robertson and George W. Lemm, Trustees under Trust Indenture made by Mathilda M. Kirchner dated August 14, 1959 (Trust Estates 4, 5 and 6), Marvin M. Robertson, Katheryn M. Robertson and George W. Lemm, Trustees under Trust Indenture made by Cecelia E. Goodman dated August 14, 1959 (Trust Estates 1 through 6), Marvin M. Robertson, Katheryn M. Robertson and George W. Lemm, as Trustees under the Trust Indenture made by Katheryn E. Lemm (Trust Estates 4 and 5), dated August 14, 1959, Marvin M. Robertson, Michael A. Maiatico and Ann T. Maiatico, Trustees under Trust Indenture No. I made by Walter M. Macnichol dated September 21, 1959 (Trust Estates 1 through 8), Marvin
M. Robertson, Katheryn M. Robertson and George W. Lemm, Trustees under Trust Indenture No. II made by Walter M. Macnichol dated September 21, 1959, and Marvin M. Robertson and George W. Lemm, Trustees under Trust Indenture made by William F. Glockner dated May 7, 1965 (Trust Estates 3 through 9 and 11), ("Landlord"), and (ii) WATSON WYATT & COMPANY, a Delaware corporation doing business as WATSON WYATT WORLDWIDE ("Tenant").

1.       PREMISES.

         (a) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, all of the office space on the Seventh (7th) Eighth (8th) , and Ninth
(9th) Floors of the office building located at 1717 H Street, N.W., Washington, D.C. (the "Building"), comprising a total of approximately 87,327 rentable square feet as measured in accordance with the Washington D.C. Association of Realtors Method of Measurement dated as of June 13, 1995 (the "Premises" or the "initial Premises" when referring to the initially leased approximately 87,327 rentable square feet). The Premises are outlined in red on EXHIBIT A attached hereto. "Expansion Space" (as defined below) and "Additional Expansion Space" (as defined below) shall become part of the Premises as and when leased by Tenant, and the amount of rentable square feet of the Premises shall be increased accordingly.

         (b) The Building comprises a total of approximately 318,085 rentable square feet of office space measured in accordance with the Washington D.C. Association of Realtors Method of Measurement dated as of June 13, 1995 (the "Building Rentable Area").

2.       TERM.

         (a) The term of this Lease (the "Lease Term") shall be the period commencing on February 1, 1998 (the "Lease Commencement Date") and continuing thereafter through July 31, 2008. Except as otherwise provided in this Lease, if Tenant exercises the First Renewal Option in accordance with the provisions of Paragraph 38, below, all references herein to the "Lease Term" shall include the Extended Term (as defined below), and if Tenant exercises the Second Renewal Option in accordance with the provisions of Paragraph 38, below, all references herein to the "Lease Term" shall include the Second Extended Term (as defined below).

         (b) The "Tenant Build-out Period" shall be the period commencing on the date Landlord delivers possession of the Premises to Tenant and continuing through the date the "Tenant Improvement Work" (hereinafter defined) is substantially completed (hereinafter defined). Tenant shall be provided with complete access to the Premises during the Tenant Build-out Period to commence demolition and construction of the Tenant Improvement Work (as defined below) .

         (c) The first "Lease Year" shall be the period commencing on July 15, 1998, and ending on July 31, 1999. Each subsequent Lease Year during the Lease Term shall commence on the day immediately following the last day of the preceding Lease Year, and shall continue for a period of twelve (12) full calendar months.

         (d) The "Rent Commencement Date" shall be July 15, 1998, whether or not Landlord has delivered the Premises to Tenant or Tenant has performed or completed the Tenant Improvement Work; or for any other reason.

         (e) Unless the Lease Term is extended in accordance with the provisions of Paragraph 38, below, the "Lease Expiration Date" shall be July 31, 2008.

         (f) Landlord shall use commercially reasonable efforts to deliver the Premises to Tenant on February 1, 1998, or as soon thereafter as possible, by taking all reasonably practicable steps to recover possession of the Premises from The International Bank for Reconstruction and Development, which is the tenant of the Premises as of the date of execution of this Lease (the "Current Tenant"). If Landlord does not deliver the Premises to Tenant by February 1, 1998, then Landlord shall pay Tenant all of the rent received by Landlord from the Current Tenant pursuant to its current lease (dated December 11, 1995) after February 1, 1998, minus all amounts that are attributable to operating expenses for the

Current Tenant after February 1, 1998, (the "net rents") , which net rents shall be deemed income to the Tenant and not to the Landlord, and Tenant shall be liable for all taxes attributable to the receipt of said net rents. The net rents shall be paid to Tenant within ten (10) days of receipt by Landlord from the Current Tenant. In the event the current Tenant fails to pay its rent as and when due under its lease, Landlord agrees that it will pursue recovery of said sums and the costs and expenses (including reasonable attorneys' fees) of doing so shall be deducted from the net rents due Tenant. Landlord agrees that it shall not waive any net rents due from the Current Tenant.

3.       ACCEPTANCE OF PREMISES AND TENANT IMPROVEMENT WORK.

         (a) Tenant accepts the existing condition of the Premises and agrees that Landlord shall not be required to make or pay for any "Improvements" (as defined in Paragraph 20, below) to the Premises, except for the payment of the "Tenant Allowance," the "Expansion Space Improvement Allowance," and each "Renewal Allowance," all as defined below, and as may be provided in EXHIBIT B hereto. Tenant agrees to accept the initial demised Premises and all Expansion Space and Additional Expansion Space hereafter leased by Tenant, with all tenant improvements existing therein at the time said space is leased in their "as is" condition, provided however, that Landlord agrees that upon delivery to Tenant that the then existing sprinkler system, VAV boxes and window blinds (which all shall be of the same color) shall be operational and in good working condition (Tenant shall be responsible for any damage thereto caused by Tenant's demolition of the then existing tenant improvements or installation of Tenant's new Tenant Improvements). Tenant agrees it shall be responsible for modifying and expanding the then existing sprinkler system (including adding and relocating sprinkler loops and heads beyond those then existing in the Premises as of the date the Premises are delivered to Tenant), the HVAC system in the Premises (including installing VAV boxes beyond those then existing in the Premises as of the date the Premises are delivered to Tenant) , and that Landlord shall not be responsible for making or paying for (other than by providing the foregoing allowances) any changes, additions or improvements to the then existing tenant improvements, the Building or base Building systems with regard to Tenant's demolition of the then existing tenant improvements or the construction and installation of Tenant's new Tenant Improvements.

         (b) Tenant will perform the demolition of the tenant improvements then existing in the Premises at the time of delivery, and complete construction and installation of Tenant's new Tenant Improvements in the Premises in accordance with the provisions of EXHIBIT B hereto (hereinafter the "Tenant Improvement Work"), and Paragraph 19 as to Expansion Space, Additional Expansion Space and any other Improvements to the Premises. Throughout the Lease Term, Tenant shall engage any and all general contractors and subcontractors necessary to perform any and all of the Tenant Improvement Work and to construct any other or subsequent Improvements within the Premises. Tenant must obtain the written consent of Landlord, which shall not be unreasonably withheld, delayed or conditioned, prior to engaging any architect, engineer, general contractor or major subcontractor to construct any Improvements within the Premises or to perform any work in connection with construction of any such Improvements.

         (c) Provided that Landlord complies with its obligations with respect to the payment of the Tenant Allowance (hereinafter defined) in accordance with the terms of this Lease, Tenant shall construct in the Premises, including any Expansion Space or Additional Expansion Space, Improvements having a total cost of not less than Thirty-Five Dollars ($35.00) per rentable square foot of the Premises, including without limitation Twenty-Seven and 50/100 Dollars ($27.50) per rentable square foot of the Premises for the costs to Tenant of all design, architectural and engineering work, construction costs, construction supervision, contractors' overhead and profit, licenses and permits, and other hard costs incurred by Tenant in connection with the Improvements.

         (d) Landlord shall provide Tenant with a "Tenant Allowance" of Two Million Four Hundred One Thousand, Four Hundred Ninety Two Dollars ($2,401,492), an amount equal to Twenty-Seven and 50/100 Dollars per rentable square foot of the initial Premises, which Tenant may use for construction of Improvements to the initial Premises, for space planning and architectural fees and moving expenses, and which shall be paid by Landlord in accordance with the provisions of EXHIBIT B hereto. If the total cost of construction of the Premises, including design, architectural and engineering services and other hard costs incurred in connection with the Improvements, is less than the total of the Tenant Allowance, the unexpended portion shall be applied to Tenant's Base Rent obligations for the initial months of the Lease for which Base Rent shall be due.

         (e) Landlord's fee for supervision and oversight of the construction of the Tenant Improvement Work in the initial Premises shall be Ten Thousand Dollars ($10,000). If Tenant exercises the Expansion Option, Landlord's fee for supervision and oversight of the construction of the Tenant Improvement Work in the Expansion Space shall be Five Thousand Dollars ($5,000). If Tenant leases any Additional Expansion Space, Landlord's fee for supervision and oversight of the construction of the Tenant Improvement Work in each Additional Expansion Space shall be the lesser of (i) Five Thousand Dollars ($5,000) or (ii) $0.12 per rentable square foot.

4.       BASE RENT; ADDITIONAL RENT.

         (a) Tenant shall pay to Landlord "Base Rent" and "Additional Rent." Base Rent is the rent due from Tenant to Landlord that is fixed pursuant to the terms hereof at the commencement of each Lease Year during the Lease Term. Base Rent does not include increases in Operating Expenses (as defined below) or in Real Estate Taxes
(as defined below). Additional Rent is any and all rent, payments or other charges (E.G., increases in Operating Expenses) other than Base Rent that Tenant is required to pay under the provisions of this Lease. Base Rent and Additional Rent shall be made payable to "The Owners of 1717 H Street, c/o Stoladi Property Group" at 1636 Connecticut Avenue, N.W., Washington, D.C. 20009, Suite 400, unless otherwise specified by Landlord pursuant to a prior written notice delivered to Tenant.

         (b) Tenant shall be obligated to pay Base Rent beginning on the Rent Commencement Date. For the first Lease Year there shall be due and owing from Tenant to Landlord as annual Base Rent the total sum of Two Million Six Hundred Two Thousand Five Hundred Fifty Five and 88/100 Dollars ($2,602,555.88), comprising (i) one Hundred Thirteen Thousand Seven Hundred Thirty Six and 38/100 Dollars ($113,736.38) for the period July 15, 1998 through July 31, 1998, and
(ii) Two Million Four Hundred Eighty Eight Thousand Eight Hundred Nineteen and 50/100 Dollars ($2,488,819.50) for the period August 1, 1998 through July 31, 1999. For the Second Lease Year and each Lease Year thereafter, the annual Base Rent for the Premises shall be Two Million Four Hundred Eighty-Eight Thousand Eight Hundred Nineteen and 50/100 Dollars ($2,488,819.50) (i.e., 87,327 rentable square feet x $28.50 per rentable square foot), as adjusted pursuant to Paragraph 4 (d), (e) and (f), and Paragraphs 38, 39 and 40. Notwithstanding the foregoing, if Tenant occupies, and conducts its business in, all or any part of the Premises for any period before July 15, 1998, or before the rent commencement dates for the Expansion Space (hereinafter defined) or Additional Expansion Space (hereinafter defined), Tenant shall reimburse Landlord, within ten (10) days of Landlord's demand, for the cost of all utilities attributable to Tenant's occupancy of the Premises during the aforesaid period(s). Tenant's proportionate share of the cost of such utilities shall be based upon the amount of rentable square feet of the Premises Tenant occupies during the aforesaid period.

         (c) Tenant's first payment of Base Rent, for the period July 15, 1998 through July 31, 1998, shall be due on the Rent Commencement Date. For the remainder of the Lease Term and during any extension of the Lease Term, Tenant shall pay its annual Base Rent in 12 equal monthly installments. Commencing on August 1, 1998, all monthly installments of Base Rent shall be payable in advance on the first day of each calendar month during the Lease Term. (For the first Lease Year, each monthly installment due after July 1998 shall be Two Hundred Seven Thousand Four Hundred One and 63/100 Dollars ($207,401.63)). All rent due under this Lease shall be payable, without demand and without setoff or other reduction, except as expressly provided in this Lease, at the office within the Building of the property management company engaged by the Landlord for the Building, or at such other place as Landlord designates by written notice to Tenant.

         (d) Upon the commencement of the second Lease Year and upon the commencement of each Lease Year thereafter during the Lease Term, OTHER THAN the sixth Lease Year, and effective simultaneously with such dates (the "Adjustment Dates"), the annual Base Rent per rentable square foot shall be increased by an amount equal to the product of (1) fifty percent (50%) of the increase in the CPI (as defined below) multiplied by (2) Eighteen and 50/100 Dollars ($18.50), but said increase shall not exceed two percent (2.0%) of the sum of (i) Eighteen and 50/100 Dollars ($18.50) and (ii) the amount by which Base Rent was increased upon commencement of the immediately preceding Lease Year pursuant to this Paragraph 4(d). The increase in the CPI shall be determined by subtracting the CPI for the month that is three months prior to the commencement of the first Lease Year (the "Base Index") from the CPI for the month that is three months prior to the Adjustment Date and dividing the result by the Base Index. Notwithstanding the foregoing, however, in no event shall the Base Rent payable during the second Lease Year or any Lease Year thereafter during the first ten
(10) Lease Years of the Lease Term be less than the Base Rent payable during the immediately preceding Lease Year. The "CPI" is hereby defined to be the index for the Washington, D.C.-Maryland-Virginia area, now known as the United States Bureau of Labor Statistics Consumer Price Index for Urban Wage Earners and Clerical Workers, all items (1982-84 = 100). In the event the CPI is not in effect at any time during the Lease Term, Landlord and Tenant shall attempt to agree upon a substitute formula, but if the parties are unable to agree upon a substitute formula, then the matter shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing.

         (e) The following sets forth an example of how increases in Base Rent shall be determined in accordance with Paragraph 4(d):

ASSUME: (1) Base Rent per rentable square foot for the first Lease Year is $28.50; (2) CPI for the first Lease Year is 100; (3) CPI for the second Lease Year is 105; (4) CPI for third Lease Year is 110. Employing the formula set forth in Paragraph 4(d), the Base Rent per rentable square foot for the second Lease Year would be the lesser of:

(i)      $18.50 x (((105-100)/100) x 0.50) = $0.46; $28.50 + $.46 = $28.96
or
(ii)     $18.50 x 0.02 = $0.37; $28.50 + $.37 = $28.87

         Accordingly, Base Rent per rentable square foot for the Second Lease Year would be $28.87. The Base Rent per rentable square foot for the third Lease Year would be the lesser of:

(i)      $18 . 50 x (((110-100) /100) x 0. 50) = $0.93; $28 . 50 + $.93 = $29.43
or
(ii) ($18.50 + $0.37) x 0.02 = $0.38; $28.87 + $.38 = $29.25

         Accordingly, Base Rent per rentable square foot for the Third Lease Year would be $29.25.

         (f) In addition to the increases in Base Rent provided for in Paragraph 4(d), Base Rent shall be increased, above the escalated Base Rent in effect at the end of the fifth Lease Year, by an amount equal to Two and 50/100 Dollars ($2.50) per rentable square foot of the Premises (including any Expansion Space and Additional Expansion Space leased to Tenant), effective upon the commencement of the sixth Lease Year. Notwithstanding the foregoing, Landlord shall abate, and Tenant shall not be required to pay, one half (1/2) of the Base Rent that otherwise would be due during the first month of the Sixth Lease Year.

5.       OPERATING EXPENSES.

         (a) "Operating Expenses" shall be all reasonable costs and expenses (including, without limitation, the cost of liability, casualty, business income and other insurance reasonably allocated to Landlord's operation of the Building) incurred by Landlord in the operation, maintenance, and repair of the Building, and in the provision of services to Building tenants, (other than retail tenants of the Building), including Tenant. The accounting of the Operating Expenses shall be performed in accordance with generally accepted accounting principles. Operating Expenses shall be appropriate for the prudent management, operation, maintenance, servicing and repair of the Building and shall be reduced by all cash discounts, trade discounts or quantity discounts received by Landlord or Landlord's managing agent in the purchase of any goods, utilities or services in connection with the prudent operation of the Building. Landlord shall equitably prorate bills for services rendered to the Building and to any other property owned by Landlord. Landlord shall use reasonable efforts to pursue all insurance, breach of warranty or other claims that might result in a reduction in Operating Expenses payable by Tenant. As of the date of execution of this Lease, there is no space in the Building used for retail. If any space in the Building is, in the future, used for retail, all retail space located in the Building shall be separately metered for utilities, and the cost of utilities consumed in such retail space shall not be included in the Operating Expenses.

         (b) The following costs and expenses shall be excluded from Operating
Expenses:

                  (1) Costs in connection with any structural repair or major change in the Building;

                  (2) Costs of correcting defects in the initial design, construction, reconstruction or renovation of the Building, including the parking garage;

                  (3) Costs, including permit, license and inspection costs, associated with alterations or improvements of the Premises, the premises of other tenants or occupants of the Building or vacant retail space in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

                  (4) Depreciation of the Building, fixtures or equipment;

                  (5) Interest points, fees and principal payments on mortgages and other debt costs, if any, or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Land;

                  (6) Payments made to any ground lessor or master space lessor;

                  (7) Expenses directly resulting from the breach of this Lease by Landlord, or the negligence of Landlord, its agents, contractors or employees, or other tenants;

                  (8) Reimbursable costs for which Landlord is reimbursed by its insurance carrier, any tenant's carrier, any tenant, any warrantor or any other third party;

                  (9) Any bad debt loss, rent loss, reserves for bad debts or rent loss or legal fees incurred in collecting rent or other obligations from other Building tenants;

                  (10) The cost of services provided to other tenants of the Building beyond those provided to all Building Tenants, and costs incurred by Landlord in respect of breaches of other leases in the Building;

                  (11) Costs associated with the operation of the business of the person or entity which constitutes Landlord, as distinguished from the costs of operation of the Building, including accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building, costs of any disputes between Landlord and its employees, disputes of Landlord with Building management, and outside fees paid in connection with disputes with other tenants;

                  (12) The wages of any employee of Landlord who does not devote substantially all of his or her time to the Building or common areas of the Building, except to the extent such wages are reasonable, and properly and equitably allocable to time spent by such employee in directly servicing the Building or common areas thereof;

                  (13) Fees for services rendered to the Building or common areas by entities controlled by or under common control with Landlord to the extent such fees exceed the market rate payable for comparable services if rendered by unrelated third parties;

                  (14) Any expenditures which under normal accounting rules should be treated as capital expenditures, EXCEPT amortization (at the prime rate of interest reported in The Wall Street Journal ("Prime Rate")) of capital expenditures made by Landlord for the purpose of reducing Operating Expenses of the Building, (amortization shall be on a straight-line basis over Landlord's reasonable estimate of the useful life of the particular improvement or equipment);

                  (15) Fines, penalties, late payment charges and interest arising from the acts or inaction of Landlord or failure timely to make tax and/or other payments, except that interest on assessments described in clause
(27) shall be included and deemed incurred as if Landlord has elected to pay such assessments in the maximum number of permitted installments);

                  (16) Capital costs incurred by Landlord in restoring all or any portion of the Building after the occurrence of a casualty and any other costs reimbursed by insurance proceeds;

                  (17) Legal fees, court costs, and consultants' fees not related to the general welfare of Building tenants;

                  (18) Costs of remediation or cleanup of any asbestos or Hazardous Materials (as defined below) near, in, on or under the Building;

                  (19) Any operating expenses, including maintenance, attributable to the parking garage;

                  (20) Costs of repairs or replacements caused by the exercise of any condemnation rights by any public or quasi-public authority;

                  (21) Taxes, including Real Estate Taxes (which shall be paid in accordance with the provisions of Paragraph 6 of the Lease);

                  (22) Salaries and the cost of other compensation paid to executive employees above the grade of manager (including profit sharing, bonuses and other employee benefit plans);

                  (23) The rent or expenses in lieu of rent for Landlord's on-site management or leasing office to the extent such rent or expenses in lieu of rent exceeds market rent;

                  (24) Costs and expenses of utilities directly metered to tenants of the Building and payable separately by such tenants;

                  (25) Increased insurance premiums caused by Landlord's or any other tenant's hazardous, reckless, willful or negligent acts;

                  (26) Interest incurred on amounts by which any tenant's estimated payments exceed such tenant's proper share of Operating Expenses or Real Estate Taxes;

                  (27) Assessments and Real Estate Taxes to the extent paid in less than the maximum permitted number of installments;

                  (28) Charitable and political contributions, advertising and promotional expenditures, including costs of staging special events (unless consistently provided to or applied for the benefit of all tenants, or as necessary to provide service in accordance with a first-class standard, e.g., expenses for the annual Building Holiday party).

                  (29) The costs associated with any concessions or incentives granted to tenants in the Building (such as moving expense allowances or reimbursements);

                  (30) Costs and expenses of janitorial or other services payable separately by tenants of the Building (but Operating Expenses shall be deemed to include the costs and expenses of such services deemed furnished to such tenants based on the assumption that the provision of such services to such tenants (per rentable square foot) equals the cost of providing such services to all other tenants (per rentable square foot);

                  (31) Rental for items (except when needed in connection with normal repairs and maintenance of permanent systems typically rented for such purposes), which, if purchased, rather than rented, would constitute a capital improvement which is specifically excluded in clause (14);

                  (32) Marketing costs including rent or expenses in lieu of rent for a marketing office, leasing commissions, space planners' fees, attorneys' fees, advertising expenses, expenses incurred in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

                  (33) Costs of bringing the common areas of the Building or the Land into compliance with existing or future laws or other legal requirements, including without limitation federal, state or local environmental laws and Title III of the Americans with Disabilities Act of 1990, as amended ("ADA") except as provided in Paragraph 35; and

                  (34) Costs of acquiring any antiquities or works of art.

         (c) "Base Year Operating Expenses" shall be the greater of (A) the Operating Expenses incurred during calendar year 1999 or (B) the Operating Expenses incurred during the first 12 months in which Tenant occupies all or part of the Premises.

         (d) "Operating Expense Increases" shall be the operating Expenses that are incurred during the fifth and each subsequent Lease Year during the Lease Term that are in excess of the amount of the Base Year Operating Expenses.

         (e) Tenant's "Proportionate Share" shall be the percentage that the total rentable square feet contained within the Premises at any time bears to the total Building Rentable Area. Tenant's Proportionate Share percentage as of the Lease Commencement Date is 27.62%.

         (f) Beginning with the fifth Lease Year, Tenant shall pay to Landlord, as Additional Rent, Tenant's Proportionate Share of Operating Expense Increases.

         (g) Notwithstanding the foregoing provisions of this Paragraph 5, the amount of Tenant's Proportionate Share of Operating Expense Increases that Tenant is required to pay during and with respect to the fifth Lease Year shall not exceed twelve and one-half percent (12 1/2%) of the Base Year Operating Expenses. The Base Year Operating Expenses shall be increased by the amount by which the Operating Expenses incurred during the fifth Lease Year exceed one hundred twelve and one half percent (112 1/2%) of Tenant's Proportionate Share of the Base Year Operating Expenses. For the sixth Lease Year through the tenth Lease Year, the amount of Tenant's Proportionate Share of Operating Expense Increases that Tenant is required to pay shall not exceed one-hundred and four percent (104%) of Tenant's Proportionate Share of Operating Expense Increases for the previous Lease Year.

         (h) Landlord shall notify Tenant, at least 30 days in advance of the fifth and each subsequent Lease Year during the Lease Term, of Landlord's reasonable estimate of Tenant's Proportionate Share of Operating Expense Increases for each such Lease Year, and Tenant shall pay one-twelfth (1/12) of these estimated amounts on the first day of each month after the date of such notice until the estimated Tenant's Proportionate Share of Operating Expense Increases is again adjusted by notice from Landlord. Landlord's estimate of Tenant's Proportionate Share of Operating Expense Increases shall not be adjusted more than once with respect to any Lease Year. If Landlord does not notify Tenant in advance of the beginning of a Lease Year as provided above, Tenant shall continue to make monthly payments of one-twelfth (1/12) of the most recently estimated amount of its Proportionate Share of Operating Expense Increases until the first full calendar month that is 30 days after Tenant's receipt of notice of a new estimated amount from Landlord. Within 120 days after the end of the fifth and each subsequent Lease Year during the Lease Term, Landlord shall submit to Tenant a statement prepared by a certified public accountant employed or engaged by the Landlord's management company for the Building ("Statement") showing Tenant's actual Proportionate Share of Operating Expense Increases for the previous
Lease Year itemized as to major categories of expenses, the amount thereof paid by Tenant, and the balance due or the overpayment. The balance due shall be paid by Tenant to Landlord, or the overpayment shall be paid by Landlord to Tenant, without interest, within thirty (30) days after the date of the Statement. Tenant or its designee may, upon reasonable notice, examine or audit Landlord's records pertaining to all amounts payable by Tenant under the terms of this Lease, at the office of Landlord during ordinary business hours not more than once during the sixth and each subsequent Lease Year to verify the matters in the Statement for the Base Year and the immediately preceding three (3) Lease Years (Landlord agrees to maintain said records and the records for the Base Year) , provided that such examination shall not excuse or delay the timely payment of Tenant's Proportionate Share of Operating Expense Increases. For the purpose of Tenant's examination or audit only, Tenant shall have the right to make copies of said records at its expense. Tenant shall maintain the appropriate confidentiality of said copies. If Tenant's inspection of Landlord's records correctly shows that Tenant's Proportionate Share of Operating Expense Increases has been overstated in the Statement by more than five percent (5%) of the entire Tenant's Proportionate Share of Operating Expense Increases, Landlord shall pay said excess Operating Expense payments made by Tenant and reimburse
Tenant for the reasonable cost of the examination or audit within ten (10) days of Landlord's receipt of Tenant's examination or audit report.

         (i) If the average occupancy rate of the Building Rentable Area shall be less than one-hundred percent (100%) for the period during which the Base Year Operating Expenses are calculated or for the fifth or any subsequent Lease Year, for purposes of calculating Operating Expenses, the Operating Expenses for such period that vary with the level of occupancy of the Building (for example, char services, management fees, and elevator costs) shall be increased by the additional costs and expenses that Landlord reasonably estimates would have been incurred if the average occupancy rate had been one-hundred percent (100%) for such period. In no event shall the Building tenants be required to pay, in the aggregate, more than 100% of the actual Operating Expenses of the Building for any calendar year, and Tenant shall not be required to pay more than 100% of its Proportionate Share of the total Operating Expenses actually incurred for any Lease Year, with such actual Operating Expenses to be determined and payments reconciled through the process described in Paragraph 5 (h). At Tenant's written request, Landlord will provide information sufficient to disclose or quantify adjustments made to each category of Operating Expenses increased pursuant to the provisions of this Paragraph 5.

         (j) In addition to the payment of Operating Expense Increases required by the provisions of this Paragraph 5, Tenant shall pay for all use of HVAC services other than during Building Operating Hours (as hereinafter defined). Non-Building-Operating Hours HVAC usage must be arranged by Tenant with the Building management. If Tenant delivers to Building management a written request for Non-Building-Operating-Hours HVAC service

(i) before 10 a.m. on the Friday before weekend service is requested, (ii) by 10 a.m. on the day before service on a Holiday (as defined below) is requested, and
(iii) by noon on the day before weekday evening service is requested, Tenant shall be required to pay Eight Dollars ($8.00) per hour per floor for such service. If Non-Building-Operating Hours HVAC is requested, but not in accordance with the requirements of the preceding sentence, Landlord shall have the right to require Tenant to pay Thirty-Five Dollars ($35) per hour per floor for such service.

6.       REAL ESTATE TAXES.

         (a) (i) "Real Estate Taxes" shall be all taxes (including special assessments) for the Building that are payable within a particular calendar year, including all taxes imposed on the Building and the land upon which it is situated, as well as all reasonable costs incurred by Landlord, including reasonable attorneys' fees and consultants' fees in connection with any real estate tax contest or appeal. Real Estate Taxes shall include, without limitation, real estate taxes, personal property taxes applicable to the personalty of Landlord, whether used by Landlord or its agent, related to or used in the management or operation of the Building, (other than such taxes based upon Landlord's net income), public space rentals, including but not limited to vault rentals, any taxes, assessments or other levies which may at any time be imposed and/or collected by any federal, state, county, municipal, quasi-governmental or corporate entity in respect of bus, subway or other public transportation facilities operating in the metropolitan area of the District of Columbia, and including also any assessment or levy for any business improvement district duly formed in accordance with applicable law, and any tax assessment or other charges in the nature of a sales, use or other tax upon Landlord, the Premises, the Building, the Land and/or the rents payable hereunder (except income taxes, franchise taxes calculated upon Landlord's net income, estate or inheritance taxes of Landlord). If the levy shall be levied or imposed on the Building, and/or Land and/or Landlord, in substitution for real estate taxes and/or personal property taxes presently levied or imposed on immovables in the District of Columbia, and including also without limitation any taxes on rents, then any such new tax or levy shall be included within the amount of Real Estate Taxes of which Tenant shall pay its Proportionate Share. If the amount of the Real Estate Taxes is not ascertainable because such Real Estate Taxes or substitute levies or taxes relate to one or more properties other than the Building and the Land or to rents received by Landlord in addition to those received from the Building, then Tenant shall pay its Proportionate Share of Real Estate Tax Increases of said items to be paid by Tenant forming a part of the Real Estate Taxes shall be reasonably allocable to the Building as reasonably determined by Landlord. If any Real Estate Taxes levied against the Land, Building or improvements covered hereby or the rents reserved therefrom, shall be evidenced by improvement bonds or other bonds, or in any other form, which may be paid in annual installments, only the amount payable for a Real Estate Tax Year elapsing during the Lease Term shall be included as Real Estate Taxes for purposes of this definition. Real Estate Taxes shall not include, nor shall Tenant be obligated to pay pursuant to this Lease, such taxes as capital gains, corporation, unincorporated business, income, profit, excess profit, inheritance, transfer, recordation, estate, gift or franchise taxes, or any fines, penalties and/or interest on late payments of any Real Estate Taxes (unless such late payment is caused by Tenant's failure to make timely payment of any installments of its Proportionate Share of Real Estate Taxes, in which case Tenant shall be solely liable to reimburse Landlord for the entirety of any such fine, penalty and/or interest).

                  (ii) "Base Year Real Estate Taxes" shall be the greater of (A) the Real Estate Taxes due and payable during calendar year 1999 or (B) the Real Estate Taxes due and payable during the first 12 months after the Tenant Build-out Period.

                  (iii) "Real Estate Tax Increases" shall be the Real Estate Taxes for the third and each subsequent Lease Year during the Lease Term that are in excess of the amount of the Base Year Real Estate Taxes.

                  (iv) Beginning with the third Lease Year, Tenant shall pay to Landlord, as Additional Rent, Tenant's Proportionate Share (as defined in Paragraph 5 (e) above) of Real Estate Tax Increases.

         (b) Landlord shall notify Tenant, at least thirty (30) days in advance of the third and each subsequent Lease Year during the Lease Term, of Landlord's reasonable estimate of Tenant's Proportionate Share of Real Estate Tax Increases for each such Lease Year, and Tenant shall pay one-twelfth (1/12) of these estimated amounts on the first day of each month after the date of such notice until the estimated Tenant's Proportionate Share of Real Estate Tax Increases is again adjusted by notice from Landlord. Landlord's estimate of Tenant's Proportionate Share of Real Estate Tax Increases shall not be adjusted more than once with respect to any Lease Year. If Landlord does not notify Tenant in advance of the beginning of a Lease Year as provided above, Tenant shall continue to make monthly payments of one-twelfth (1/12) of the most recently estimated amount of its Proportionate Share of Real Estate Tax Increases until the first full calendar month that is 30 days after Tenant's receipt of notice of a new estimated amount from Landlord. Within 120 days after the end of the third and each subsequent Lease Year during the Lease Term, Landlord shall submit to Tenant a statement prepared by a certified public accountant employed or engaged by the Landlord's management company for the Building ("Statement") showing Tenant's actual Proportionate Share of Real Estate Tax Increases for the previous Lease Year, the amount thereof paid by Tenant, and the balance due or the overpayment. The balance due shall be paid by Tenant to Landlord, or the overpayment shall be paid by Landlord to Tenant, without interest, within thirty
(30) days after the date of the Statement. Tenant may, upon reasonable notice, examine or audit Landlord's records at the office of Landlord during ordinary business hours not more than once during the fourth and each subsequent Lease Year to verify the matters in the

Statement for the Base Year Real Estate Taxes and for the immediately preceding three (3) Lease Years (Landlord agrees to maintain said records and the records for the Base Year), provided that such examination shall not excuse or delay the timely payment of Tenant's Proportionate Share of Real Estate Tax Increases. For the purpose of Tenant's examination or audit only, Tenant shall have the right to make copies of said records at its expense. Tenant shall maintain the appropriate confidentiality of said copies. If Tenant's inspection of Landlord's records correctly shows that Tenant's Proportionate Share of Real Estate Tax Increases has been overstated in the Statement by more than five percent (5%) of the entire Tenant's Proportionate Share of Real Estate Tax Increases, Landlord shall reimburse Tenant for the reasonable cost of the examination or audit.

         (c) Tenant shall receive its proportionate share of any tax refund attributable to any period for which Tenant has paid its Proportionate Share of Real Estate Taxes Increases, within ten (10) days of the receipt of same by Landlord, provided that Tenant first cures any then-existing breach of this Lease or default by Tenant. Notwithstanding the foregoing, Tenant shall not be required to pay any portion of costs incurred to contest or appeal any real estate taxes imposed for any period during which Tenant did not occupy (or have the right to occupy) the Premises, and Tenant shall not be entitled to share in any refund applicable to any period during which Tenant did not occupy (or have the right to occupy) the Premises. Tenant shall have the right twice during the first ten (10) Lease Years of the Lease Term, once during the Extended Term (as defined below) and once during the Second Extended Term (as defined below) to require Landlord to contest an increase in the Real Estate Tax assessment for the Building which Landlord has decided not to contest, provided, however, if Tenant has not obtained the agreement of the other major tenants (i.e. tenants leasing space equal to one floor of the building) to pursue the appeal prior to Tenant exercising its aforesaid right to require Landlord to pursue an appeal, then Tenant shall be liable for the full amount, not just its, Proportionate Share, of any increase in the Real Estate Tax assessment resulting from such an appeal, and, if there is such an increase, all costs and attorneys' fees relating to such appeal.

7. LATE CHARGES; INTEREST. Any rental or other payment required to be made by Tenant hereunder that is not received by Landlord within five (5) days after its due date (a) shall be subject to a late charge equal to three percent (3%) of the amount due, which amount shall be paid by Tenant, as Additional Rent, with the next monthly payment of Base Rent, and (b) also shall bear interest from the due date until paid at the rate of eighteen percent (18%) per annum (1 1/2%) per month). Once during each Lease Year, an unintentional late payment by the Tenant shall not be subject to the aforesaid late charge and interest unless and until said payment will have been received by Landlord within ten (10) days after its due date or within three (3) days after the date Landlord notifies Tenant that the payment has not been received by Landlord within the five (5) days of its original due date.

8. SERVICES. The Building Operating Hours shall be 7:00 a.m. to 6:00 p.m. Monday through Friday, and 9:00 a.m. to 1:00 p.m. Saturday, except New Year's Day, Martin Luther King's Birthday, President's Day, Memorial Day, Independence Day, Labor Day, Veteran's Day, Thanksgiving and Christmas Day ("Holidays"). Tenant shall have access to the Premises 24 hours a day each day of the year. Landlord shall provide the following facilities and services in accordance with standards employed by other landlords of comparable modern first-class commercial office buildings in the downtown Washington, D.C. central business district:

         (a) Elevator service from 7:00 a.m. to 6:00 p.m. except Saturdays, Sundays and Holidays, and from 9:00 a.m. to 1:00 p.m. Saturdays, with one elevator subject to call at all times, including every day after Building Operating Hours, Saturdays, Sundays and Holidays.

         (b) (i) A lobby concierge or lobby attendant on duty 24 hours a day, every day of the year except Holidays, and (ii) the existing operating proximity card reader and surveillance system, and a guard every day of the year, all of which systems and services shall be operated and performed consistent with standards employed by other landlords of comparable modern first-class commercial office buildings in the downtown Washington, D.C. central business districts (including, but not limited to, the guard, upon reasonable request, escorting employees of Tenant after Building Operating Hours to their vehicles in the garage). In the event Landlord installs an elevator locking system for all floors of the Building, Tenant shall be entitled to use such system for the floor of the Building on which the Premises are located. Notwithstanding the foregoing, Landlord shall not be responsible for the performance of the lobby concierge or lobby attendant, the proximity card reader, or the guard and surveillance system or for damage or injury to Tenant, its employees, invitees or others due to the failure, action or inaction of any lobby concierge, lobby attendant, proximity card reader, guard or surveillance system that is provided.

         (c) (i) A modern, electronic security system, as currently installed in the Building, that will control external ingress to the Building and internal ingress to the Premises at all points, including controls in the main lobby, elevators, and programmable selective access to secured areas of the Building, which shall be activated during other than Building Operating Hours and all day Saturdays, Sundays, and Holidays; (ii) an elevator control system, as currently installed in the Building, that will provide for Tenant-only elevator access; (iii) continuous camera surveillance of areas of ingress and egress to the Building, as currently installed in the Building. Tenant shall have the right to install, at its expense, and with the prior written approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed, a system providing for Tenant-only access from the fire stairwells to floors of the Building occupied solely by Tenant. In addition, Tenant shall have the right to use stairwells to walk between floors occupied solely by Tenant, with secure, electronically controlled access to such floors through such stairwells, provided that any such electronically controlled access shall be installed by Tenant, at its expense, and only with the prior written approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed.

         (d) Landlord shall initially supply one (1) electronic security card to Tenant for the Premises to be used by employees of Tenant who work in the Premises, not to exceed three-hundred and thirty (330) cards, with the cost thereof to be included in Operating Expenses. Landlord shall issue additional and replacements for lost cards only upon the payment of a reasonable cost for each additional card or key. Tenant shall provide Landlord with the name of each employee who has been given a card and the card number. Tenant shall ensure that all employees of Tenant shall return their cards at the end of their employment, and Tenant shall promptly report to Landlord any lost or stolen cards.

         (e) Tenant shall have access to the roof, without being required to pay any additional Base Rent, to place a satellite dish or antenna, if Tenant obtains the prior written consent of Landlord, which consent shall not be unreasonably delayed, conditioned or denied, and in accordance with the following restrictions and conditions:

                  (i) Tenant, at its sole cost and expense, may install and maintain one satellite dish having a diameter of not more than thirty inches (30") and one antenna thirty-six inches 36" high (the "Roof Installations") on the roof of the Building in a location designated by Landlord; provided, however, that Tenant's Roof Installations shall not interfere with any other satellite dishes or other roof installations located on the roof of the Building.

                  (ii) If, at any time during the Lease Term, in Landlord's reasonable judgment, it is necessary or desirable for the Roof Installations to be moved to another location designated by Landlord, Tenant shall relocate the Roof Installations at Landlord's cost and expense.

                  (iii) Tenant shall submit to Landlord detailed plans and specifications for installing the Roof Installations and Tenant shall not commence installation of the Roof Installations without first obtaining Landlord's approval of Tenant's contractor and Tenant's plans and specifications.

                  (iv) The Roof Installations shall comply with all applicable laws, codes, regulations, and other requirements ("Requirements"). If at any time during the Lease Term, the Roof Installations do not comply with all Requirements, Tenant shall immediately modify the Roof Installations, with Landlord's approval, to bring them into compliance with such Requirements, or, at Tenant's option, remove said Roof Installation. Tenant's failure to obtain any permit required in order to install the Roof Installations for any reason whatsoever shall not have any effect on this Lease other than to nullify the right given to Tenant to install and use the Roof Installations until said permit is obtained.

                  (vi) Landlord is under no duty to maintain the Roof Installations and in no event shall Landlord be liable to Tenant for damage to Tenant, its employees, contractors or agents, or to the Roof Installations, unless the damage is caused by Landlord's negligent or willful act.

                  (vii) Notwithstanding anything to the contrary in the Lease, upon installation of the Roof Installations, Tenant, at its sole cost and expense, shall be responsible for performing any and all repairs to the Building, including the roof, the need for which arises out of or is in any way related to the Roof Installations.

                  (viii) Except as otherwise expressly provided in this Section, all of the terms and conditions of Paragraph 20 of the Lease shall apply with respect to the Roof Installations.

                  (ix) Tenant shall defend Landlord, and hereby does indemnify and hold harmless Landlord, from and against any and all liabilities, damages, causes of action, suits, claims, judgments, costs and expenses (including reasonable attorney's fees) arising from any claimed or asserted injury, loss or damage to any persons or property arising from the installation, operation or maintenance of the Roof Installations, or from any act or omission of Tenant or any person acting on behalf of Tenant with respect to the Roof Installations. Furthermore, if the installation, operation or maintenance of the Roof Installations, or any act or omission of Tenant or any person acting on behalf of Tenant with respect to the Roof Installations, results in the full or partial impairment of any warranty relating to the Building roof, Tenant shall be responsible to reimburse Landlord for all resulting damages sustained by Landlord.

         (f) Tenant's use of electrical services furnished by Landlord shall be subject to the following:

                  (i) Landlord will provide the necessary facilities to supply
(A) two (2) watts per rentable square foot within the Premises for Tenant's fluorescent ceiling lighting and (B) four (4) watts per rentable square foot within the Premises for Tenant's receptacle/equipment loads. Collectively, Tenant's fluorescent lighting and receptacles/equipment shall not have a total electrical design load greater than an average of six (6) watts per rentable square foot per floor within the Premises (the "Standard Building Capacity").

                  (ii) Tenant shall notify Landlord, in writing, of any equipment Tenant desires to install or maintain within the Premises that has a rated electrical load greater than 500 watts and/or that requires a service voltage other than 120 volts, and Landlord's written approval shall be required with respect to the installation of any such high electrical consumption equipment in the Premises, provided that Landlord's approval shall not be unreasonably withheld.

                  (iii) Tenant shall pay for all costs of meters, submeters, wiring, risers, transformers, electrical panels, air conditioning and other items required by Landlord, in Landlord's reasonable discretion, to accommodate Tenant's design loads and capacities that exceed Standard Building Capacity, including, without limitation, the installation and maintenance thereof, provided that before installation of such items, Landlord shall have given Tenant at least ten (10) business days prior written notice of Landlord's intent to install the same. Notwithstanding the foregoing, Landlord may, in its reasonable discretion, refuse to install, and withhold consent for Tenant's installation of, any wiring, risers, transformers, electrical panels, or air conditioning, if, in Landlord's reasonable judgment after consulting with its electrical engineers, the same are not necessary or would cause damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs to the Building or the Premises, or would interfere with or create or constitute a disturbance to other tenants or occupants of the Building. In no event shall Landlord be liable for Landlord's refusal to install any such electrical facility or equipment, or for withholding consent for Tenant to install any such electrical facility or equipment.

                  (iv) Tenant shall pay to Landlord, as Additional Rent, within thirty (30) days of Tenant's receipt of demand therefor by Landlord, the cost of consumption of electrical service within the Premises in excess of the Standard Building Capacity ("Extraordinary Electrical Service") as such cost is reasonably determined by Landlord.

                  (v) Landlord may, at its option, upon not less than forty-five
  (45) days, prior written notice to Tenant, discontinue the availability through Landlord to Tenant of Extraordinary Electrical Service to the Premises. If Landlord gives such notice, Tenant may, at its option, contract directly with the applicable public utility for the supplying of Extraordinary Electrical Service to the Premises, subject to the provisions of this Paragraph 8 and all other provisions of the Lease.

         (g) Landlord shall provide and replace, as necessary, building standard electric bulbs and fluorescent tubes in light fixtures in the Building.

         (h) Tenant shall have the right, without being required to pay any additional rent or other charges, to place in the Premises or on the roof of the Building at a location mutually agreed upon by Landlord and Tenant a backup power supply generator. Tenant may install, operate and maintain, such generator and related equipment (the "Equipment"), subject to the following conditions:

                  (i) Tenant, at its cost, shall procure all necessary governmental permits and licenses for the installation, maintenance or use of the Equipment, and shall at all times comply with all requirements of laws, ordinances and rules of all public authorities and insurance companies and all orders, rules and regulations of any public authority, which shall impose any order or duty upon Landlord or Tenant with respect to or affecting the Equipment or arising out of Tenant's use or manner of use thereof.

                  (ii) Tenant shall promptly pay and discharge all out-of pocket costs and expenses incidental to and/or connected with the furnishing, installation, maintenance and operation of the Equipment.

                  (iii) Installation of the Equipment shall be at Tenant's expense. Tenant shall obtain Landlord's prior written consent as to the location of the Equipment and the manner in which such installation work is to be done. All plans and specifications concerning such installation shall be subject to Landlord's prior written approval. Landlord shall have the right to refuse to give its approval if any structural analysis of the proposed location of the Equipment indicates the proposed location could damage or weaken any part of the Building or cause or create a dangerous or hazardous condition or adversely affect the aesthetics or value of the Building. If, at any time during the Lease Term, in Landlord's reasonable judgment, it is necessary or desirable for the Equipment to be moved to another location designated by Landlord, Tenant shall relocate the Equipment at Landlord's cost and expense.

                  (iv) Tenant, at its cost, shall maintain the Equipment in a clean and safe manner throughout the Lease Term, and shall comply with all applicable laws, ordinances and regulations. In addition, all repairs to the Building made necessary by reason of the furnishing, installation, maintenance, operation or removal of the Equipment or any replacements thereof shall be at Tenant's sole cost. Upon expiration or termination of this Lease, Tenant agrees that it will promptly remove the Equipment and any wiring, conduit or accessories associated with the Equipment and shall promptly repair any damage to the Building or the Project caused by the installation or removal of the Equipment and related equipment, all at its cost.

                  (v) If the Equipment is located on the roof of the Building, the Roof Installation provisions of this Lease shall apply thereto, including the provision that Tenant shall have a right to access to the roof only upon reasonable prior written notice to Landlord, except that Tenant may have access to the roof in an emergency for the purpose of repairing or maintaining the Equipment by contacting the management office (emergency telephone number).

                  (vi) Tenant, at its cost, shall maintain such insurance as is appropriate with respect to the installation, operation and maintenance of the Equipment and shall provide Landlord with evidence of such insurance prior to installation. Landlord shall have no liability on account of any damage to or interference with the operation of the Equipment, except that which is caused by the negligence or willful misconduct by Landlord or its Agents or by the failure of Landlord to observe any of the terms and conditions of the Lease.

                  (vii) Tenant, at its cost, shall cause the utilities used by the Equipment to be separately metered and shall pay for such utilities.

                  (viii) Tenant shall defend Landlord, and hereby does indemnify and hold harmless Landlord, from and against any and all liabilities, damages, causes of action, suits, claims, judgments, costs and expenses (including reasonable attorney's fees) arising from any claimed or asserted injury, loss or damage to any persons or property arising from the installation, operation or maintenance of the Equipment, or from any act or omission of Tenant or any person acting on behalf of Tenant with respect to the Equipment. Furthermore, if the installation, operation or maintenance of the Equipment, or any act or omission of Tenant or any person acting on behalf of Tenant with respect to the Equipment, results in the full or partial impairment of any warranty relating to the Building roof, Tenant shall be responsible to reimburse Landlord for all resulting damages sustained by Landlord.

         (i) Char service five (5) nights per week, excluding Holidays, as specified on EXHIBIT C attached hereto.

         (j) Landlord agrees that Building maintenance personnel or outside service contractors, as appropriate, during the period 7:00 a.m. to 5:30 p.m. shall respond within one (1) hour to any request by Tenant made during Building Operating Hours to repair HVAC and major electrical or plumbing problems and within a reasonable period of time to Tenant's request to repair other Building equipment malfunctions and such personnel shall promptly repair or replace any such damaged equipment subject to availability of parts. Landlord shall take the foregoing requirement into account in procuring warranties and service contracts for the Building.

         (k) Landlord will furnish air-conditioning or heat, as reasonably determined by Landlord, during Building Operating Hours. At all times during the Lease Term, temperatures in the Premises during Building Operating Hours shall be maintained at 72 degrees Fahrenheit (+ or - 2 degrees Fahrenheit) , year round, provided that (i) when the outside temperature is 20 degrees Fahrenheit or lower, temperatures in the Premises during Building Operating Hours shall be maintained at not less than 70 degrees Fahrenheit and (ii) when the outside temperature is 92 degrees Fahrenheit or higher, temperatures in the Premises during Building Operating Hours shall be maintained at not more than 74 degrees Fahrenheit (+ or - 2 degrees Fahrenheit). The supply air temperature serving the Premises shall be maintained at 56 degrees Fahrenheit at the point of departure from the chiller during the summer months throughout the Lease Term. The base Building HVAC will deliver outside air in compliance with ASHRAE standards promulgated in any given year, which standard currently is 20 cfm per person based upon 150 square feet per person. Condenser water supply shall be available for Tenant's supplemental HVAC system on a 24 hours per day every day of the Lease Term, at no additional cost above Base Rent. The Landlord's obligations to maintain the foregoing HVAC temperature requirements are conditional upon Tenant, at its expense, installing, maintaining, and operating its supplemental HVAC system for its computer room (as shall be set forth on the approved Plans and Specifications for the Improvements) or any other supplemental HVAC system Tenant may at any time install in the Premises, or if Tenant causes heat loading conditions to exist in the Premises beyond what is standard in office usage in first-class office buildings in the metropolitan Washington, D.C. area (e.g. training rooms containing numerous computers, for which supplemental HVAC units in the Premises have not been provided by Tenant to accommodate such additional heat loads). Landlord shall diligently and promptly commence repair of any malfunction in the Building HVAC system. Tenant shall diligently and promptly commence repair of any malfunction in its supplemental HVAC system in the Premises. Landlord shall not be required to meet the standards set forth in this Paragraph 7(k) between 7:00 a.m. and 7:30 a.m. On weekdays other than Holidays, the temperatures in the Building between 7:00 a.m. and 7:30 a.m. shall be reasonably habitable.

         (1) Exercise facilities will be located within the Building and shall be available for exclusive use by Tenant's officers, directors and employees, by other tenants of the Building, and by officers, directors and employees of Landlord, during Building Operating Hours, in accordance with rules and regulations reasonably promulgated by Landlord from time to time. Landlord shall maintain the exercise facilities and replace worn equipment as reasonably necessary in accordance with the standards applied by building managers with respect to similar exercise facilities located in first class office buildings in downtown Washington, D.C. Landlord shall have no liability for any injury of any type sustained by any person in the course of, or as a result of, the use of the exercise facilities. Users of the facilities shall be required to execute a full and complete release prior to their use of the facilities.

         (m) The Building shall be managed, operated and maintained consistent with standards employed by other landlords of other modern first-class commercial office buildings in the downtown Washington, D.C. central business district.

        (n) The Landlord will provide hot and cold water for drinking, lavatory, toilet and kitchen purposes drawn through fixtures located in common areas of the Building and installed in the Premises by or with the consent of the Landlord.

         The cost of providing all of the foregoing facilities and services shall be included in Operating Expenses to the extent not otherwise excluded in accordance with the terms of this Lease.

         (o) Notwithstanding anything contained herein to the contrary, if ten percent (10%) or more of the Premises is rendered unusable for the "Use" described in Paragraph 14 of this Lease as a result of an interruption of services or as a result of any renovation, alteration or repair performed or required to be performed by Landlord, for five (5) consecutive days or for a total of twenty (20) days in any Lease Year, Tenant shall be entitled to abate that percentage of its Base Rent and Additional Rent that the unusable portion of the Premises bears to the whole of the Premises, for any period of unusability subsequent to the five-day or 20-day periods to which reference is made above. If more than fifty percent (50%) of the Premises remains unusable (as defined above) for more than ninety (90) consecutive days or more than 210 days in any Lease Year, Tenant may terminate the Lease by giving written notice to Landlord of its election to terminate, which shall be effective thirty (30) days after the aforementioned 90-day period or 210-day period, as the case may be.

9. PERSONAL PROPERTY TAXES. Tenant shall be solely liable for payment of all personal property taxes and assessments on its personalty and other property located in the Premises.

10. TENANT'S DEFAULT. It shall be a default by Tenant, and Tenant shall be in default, if Tenant: (a) fails to pay when due any Base Rent or Additional Rent required hereunder and does not make such payment within five (5) business days after Landlord gives Tenant notice of such failure; or (b) abandons the Premises (ceases to occupy the Premises and fails to pay rent when due); or (c) files for relief under the United States Bankruptcy Code (the "Bankruptcy Code") or under any other state or federal bankruptcy or insolvency law, or files an assignment for the benefit of creditors, or if an involuntary proceeding under the Bankruptcy Code or under any other federal or state bankruptcy or insolvency law is commenced against Tenant and not discharged within 30 days; or (d) fails to perform, discharge or satisfy any other obligation imposed by this Lease and does not remedy the same within thirty (30) days after receipt of written notice from Landlord specifying such failure, provided that if any non-monetary default shall reasonably require more than 30 days to cure, Tenant shall be allowed such longer period, not to exceed 90 days, as is necessary to effect such cure, so long as efforts to cure are commenced within the aforesaid 30-day period and are diligently pursued to completion.

11.      LANDLORD'S REMEDIES FOR TENANT'S DEFAULT.

         (a) At any time after a default by Tenant, Landlord may terminate this Lease by written notice to Tenant or by any available judicial process.

         (b) If Landlord terminates this Lease after a default by Tenant:

                  (i) Landlord shall be entitled to recover from Tenant, and Tenant within thirty (30) days of termination shall pay to Landlord, all Base Rent and Additional Rent accrued to the time of such termination;

                  (ii) Landlord shall be entitled to recover from Tenant, and within thirty (30) days of demand therefore Tenant shall pay to Landlord (A) all expenses incurred by Landlord in regaining possession of the Premises (including legal fees), (B) all costs of preparing the

Premises for reletting, and (C) that percentage of all brokerage fees which that portion of the Lease Term remaining at the time of Tenant's default shall bear to the lease term of the successor tenant;

                  (iii) Landlord shall have the right to re-enter the Premises by any legal process then in force;

                  (iv) Landlord hereby waives its right of distraint with respect to all of Tenant's personal property (including, but not limited to, computers, computer files, client files, office equipment and artwork, but not including anything that is affixed to or made a part of the Building) that is or was within the Premises, provided however, that Landlord may demand that Tenant remove all such personal property within the Premises that is owned by Tenant, at Tenant's expense; provided that, in the event Tenant fails to remove such property within a reasonable time, Landlord may remove such property at Tenant's expense and dispose of it in the manner Landlord, in its reasonable discretion, determines is appropriate and shall have no liability to Tenant or any other person for doing so;

                  (v) Landlord may take all steps, including repair or alteration of the Premises, that Landlord, in its sole reasonable discretion, deems necessary or advisable, to prepare the Premises for reletting;

                  (vi) Landlord may relet all or any part of the Premises for such term, at such rental, and upon such terms and conditions as Landlord, in its sole discretion, deems advisable;

                  (vii) Tenant shall pay to Landlord, as liquidated damages, for each month during the balance of the Lease Term (which would remain but for termination of the Lease by Landlord), on the first day of each such month, (A) an amount equal to all Base Rent and Additional Rent due under the Lease for each such month, in the event Landlord is unable to relet the Premises on reasonable terms, or, (B) in the event Landlord is able to relet the Premises on reasonable terms, an amount equal to any deficiency between (1) all Base Rent and Additional Rent due under the Lease for each such month, and (2) the net Base Rent and Additional Rent for each such month collected upon reletting; and

                  (viii) If Landlord terminates this Lease after a default by Tenant, then, in addition to the remedies described in Paragraph 11(b)(i)-(vi), and as an alternative to the continued application of the remedy described in Paragraph 11(b)(vii), at any time after termination, at Landlord's election by written notice to Tenant, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, an amount equal to the value at the time of Landlord's election of the excess, if any, of (A) all Base Rent and Additional Rent due under this Lease for the remainder of the Lease Term (which would remain but for termination of the Lease by Landlord) over (B) the reasonable rental value of the Premises for the remainder of the Lease Term (which would remain but for termination of the Lease by Landlord) which value shall not include any amount attributable to (y) market-rate tenant concessions including but not limited to tenant improvement allowances or rent abatement or (z) market-rate brokerage commissions, (C) which excess amount shall be discounted to present value by application of the interest rate applicable at the time of Landlord's election to 10-year United States Treasury obligations maturing on that date that is the midpoint of the remainder of the Lease Term (but for Landlord's termination of the Lease) as of the date of Landlord's election.

         (c) If Landlord does not elect to terminate this Lease after any default by Tenant, Landlord shall be entitled to recover from Tenant, and Tenant shall be obligated to pay to Landlord, immediately upon Landlord's written demand therefor, all damages, costs and expenses (including reasonable attorneys fees) sustained or incurred by Landlord that arise or result from Tenant's default, and Tenant shall continue to be liable for all Base Rent and Additional Rent due hereunder, and for the performance of all other obligations imposed by this Lease. Landlord shall use reasonable efforts to mitigate its damages. Landlord's election not to terminate the Lease upon any default by Tenant shall not impair Landlord's right to terminate the Lease later for that default if Tenant does not make full payment in accordance with this Paragraph 11(c), or upon any other default by Tenant.

         (d) If Tenant abandons the Premises (ceases to occupy the Premises and fails to pay rent when due), Landlord shall have the right to re-enter the Premises without judicial process, to change the locks to all entrances to the Premises, and to take all steps, including repair or alteration of the Premises, that Landlord, in its sole reasonable discretion, deems advisable or necessary to prepare the Premises for reletting, and to relet the Premises at such rental and upon such terms and conditions as Landlord, in its sole reasonable discretion, deems advisable; and such re-entry, change of locks, repair, alteration and/or reletting shall not terminate this Lease. In the event of abandonment of the Premises by Tenant, Tenant shall continue to be liable for all Base Rent and Additional Rent due under the Lease, in addition to all reasonable costs incurred in regaining possession of the Premises and preparing the Premises for reletting, including all reasonable brokers, fees, which shall be calculated solely with respect to that portion of the Lease Term remaining at the time of Tenant's abandonment, and all reasonable legal fees, less any amounts realized as a result of any reletting.

         (e) The rights and remedies provided to Landlord herein are cumulative and not exclusive, and are in addition to, not in substitution for, any and all rights Landlord has or may have at law or in equity, all of which rights Landlord expressly retains.

         (f) Tenant waives all rights of redemption granted by law.

12. LANDLORD DEFAULTS. The occurrence of any of the following shall constitute a "Landlord Default" hereunder:

         (a) Landlord shall have failed to pay when due any sum owing from Landlord to the Tenant hereunder, and such failure shall continue for a period of more than fifteen (15) business days after Tenant delivers notice to Landlord and Landlord's lender of such failure; or

         (b) There shall be a failure by Landlord to comply with any condition, covenant, agreement or other obligation on the part of Landlord to be kept, observed or performed hereunder (other than a condition, covenant, agreement or other obligation to pay any sum of money owing from Landlord to Tenant hereunder) and such failure shall continue for a period of more than thirty (30) days after delivery of notice by Tenant to Landlord and Landlord's lender specifying the default and requiring that it discontinue; provided that, for any default which cannot reasonably be cured within said thirty (30) day period, the cure period therefor shall be extended for such time as is reasonably necessary to effect a cure of such default (but in no event beyond ninety (90) days after delivery of such notice for any default which is due or attributable to the negligence or intentional acts of Landlord or Landlord's agents), on the conditions that Landlord promptly commences and diligently pursues such cure to completion.

13.      SECURITY DEPOSIT. [Intentionally deleted.]

14. USE. Tenant shall use and occupy the Premises for office purposes only, and for no other purpose. Such use shall be consistent with office use in first-class commercial office buildings in downtown Washington, D.C. Tenant shall not use or allow the Premises or any part thereof to be used for any unlawful purpose.

15.      ASSIGNMENT AND SUBLETTING.

         (a) Tenant will not transfer or assign the Lease, nor sublet the whole or any part of the Premises, nor permit the Premises to be used or occupied in whole or in part by others, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, provided, however, that Tenant shall have no right to assign the Lease or to sublet if Tenant is then in default. Simultaneously with any request to assign the Lease or sublet any part of the Premises, Tenant shall provide to Landlord financial statements of the proposed assignee or sublessee prepared not more than six months prior to the date of Tenant's request to sublet or assign, together with any other information regarding the proposed assignee or sublessee reasonably required by Landlord. Landlord may withhold its consent to any assignment or sublease if the proposed assignee or sublessee, in Landlord's reasonable judgment, (i) has a reputation for dishonesty and unfair dealing, or (ii) will not operate a business compatible with a first-class office building in downtown Washington,

D.C., or (iii) in the case of a proposed assignment, the proposed assignee is not sufficiently responsible financially to meet all obligations of Tenant under the Lease, or (iv) in the case of a proposed assignment, Landlord's lender does not consent to the assignment, or (v) in the case of a proposed sublease, the proposed subtenant is not sufficiently responsible financially to meet all obligations of subtenant under the proposed sublease. Landlord shall give its consent, or notify the Tenant of its refusal to consent, to any proposed sublease, or shall request of Tenant further information regarding the proposed sublessee reasonably required by Landlord, within fifteen (15) business days of Landlord's receipt of Tenant's written request to sublease. Within fifteen (15) business days of Landlord's receipt of all information requested of Tenant regarding the proposed sublessee, Landlord shall give its consent, or notify the Tenant of its refusal to consent, to the proposed sublease. Landlord shall give its consent, or notify the Tenant of its refusal to consent, to any proposed assignment, or shall request of Tenant further information regarding the proposed assignee reasonably required by Landlord, within thirty (30) business days of Landlord's receipt of Tenant's written request to assign the lease. Within thirty (30) business days of Landlord's receipt of all information requested of Tenant regarding the proposed assignee, Landlord shall give its consent, or notify the Tenant of its refusal to consent, to the proposed assignment. If Landlord fails to give its consent, notify Tenant of its refusal to consent, or to request further information regarding a proposed sublessee within fifteen (15) business days after Landlord's receipt of a request by Tenant to sublease, or to give its consent or notify Tenant of its refusal to consent within fifteen (15) business days of its receipt of all information requested of Tenant regarding the proposed sublessee, Landlord shall be deemed to have consented to such request. If Landlord fails to give its consent, notify Tenant of its refusal to consent, or to request further information regarding a proposed assignee within thirty (30) business days after Landlord's receipt of a request by Tenant to assign, or to give its consent or notify Tenant of its refusal to consent within thirty (30) business days of its receipt of all information requested of Tenant regarding the proposed assignee, Landlord shall be deemed to have consented to such request. In the event of any assignment or sublease, Tenant shall nevertheless remain fully liable for all obligations of Tenant under the Lease, and Landlord's prior written consent to any further assignment or sublease shall be required.

         (b) The terms "assignment" and "assign" as used herein shall mean and refer to: (i) any disposition or transfer by Tenant (other than a sublease) of its rights or obligations under the Lease; (ii) an arrangement (other than a sublease, or other than as provided in Paragraph 15 (e), below) that allows the use and occupancy of the Premises by any person or entity other than Tenant;
(iii) subject to Paragraph 15(d), a transfer or pledge of voting control of Tenant if Tenant is a non-public corporation; or (iv) a transfer of more than fifty percent (50%) of the partnership interest of Tenant (if Tenant is a partnership).

         (c) If Landlord consents to a sublease or assignment by Tenant, Tenant shall pay to Landlord (i) fifty percent (50%) of any "Profit" (as defined below) derived by Tenant from that sublease or assignment with respect to any portion of the Premises located on the Seventh (7th) Floor, Eighth (8th) Floor, or Ninth (9th) Floor, and (ii) seventy-five percent (75%) of any "Profit" (as defined below) derived by Tenant from that sublease or assignment with respect to any portion of the Premises located on the Fourth (4th) Floor, Fifth (5th) Floor, Sixth (6th) Floor, Tenth
(10th) Floor, or Eleventh (11th) Floor, or in any Expansion Space (as defined below). "Profit" means (i) in the case of a sublet, the total amount paid by a sublessee to Tenant as consideration for such sublet in excess of the Base Rent and Additional Rent for the allocable sublet space and after deducting all of Tenant's reasonable subleasing costs including commissions paid, legal fees, concessions and improvements made to the subleased premises; and (ii) in the case of an assignment, the total amount paid by an assignee, either directly or indirectly, as consideration for such assignment in excess of the Base Rent and Additional Rent for the allocable assigned space. Tenant shall pay Landlord the percentage of the Profit that is due in accordance with the provisions of this Paragraph 15 promptly upon receipt by Tenant. Within thirty (30) days after Tenant receives any amount from an assignee or sublessee as consideration for an assignment or sublet, the Tenant shall submit to Landlord a statement containing a reasonably detailed calculation of any Profit derived from such an assignment or sublet, certified as correct by an officer of Tenant, and simultaneously with the delivery of such statement. Upon Landlord's request, Tenant shall provide substantiation of Tenant's calculation of Profit (with supporting documentation) reasonably satisfactory to Landlord.

         (d) Notwithstanding anything to the contrary set forth in this Paragraph 15, Tenant shall have the right, upon prior written notice to Landlord in each instance but without the necessity of obtaining Landlord's consent, to
(i) assign or otherwise transfer this Lease or any of its rights hereunder to an Affiliate or Successor Entity, (ii) sublet the Premises or any part thereof to an Affiliate or Successor Entity, or (iii) permit the use of the Premises or any part thereof by an Affiliate or Successor Entity. "Affiliate" shall mean any entity which, directly or indirectly, controls or is controlled by or is under common control with Tenant. For purposes of the definition of "Affiliate," the word "Control" (including "Controlling", "Controlled by" and "under common Control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policy of a particular entity, whether through the ownership of voting securities, by contract or otherwise. A "Successor Entity" as used in this Paragraph 15 shall mean (x) an entity into which or with which Tenant, its successors or assigns, is merged or consolidated, or (y) an entity acquiring this Lease for the term hereby demised, the good will and all of the other property and assets of Tenant, its successors or assigns, and assuming all of the liabilities of Tenant, its successors and assigns.

         (e) Notwithstanding anything to the contrary in this Lease, Tenant shall have the right, without obtaining the consent of Landlord, but upon prior written notice to Landlord, to permit office-sharing arrangements pursuant to which clients or subcontractors of Tenant may use space in the Premises, provided that any such arrangements under which any rent or other remuneration or consideration is received directly or indirectly by Tenant shall be subject in all respects to the provisions of Paragraphs 15(a), 15(b) and 15(c). Tenant shall promptly provide Landlord with the names of such persons who are using these cards at any given time. Landlord shall supply Tenant with thirty (30) additional security cards for these "office-sharers" (Tenant shall administer cards), which cards shall access the perimeter of the building only.

16. CONDITION OF PREMISES. Tenant will keep the Premises in good order and condition, and will surrender them at the expiration or other termination of the Lease in the condition in which they will be upon completion of the initial Improvements or any other Improvements permitted under the terms of this Lease, casualty and normal wear and tear excepted.

17. ENTRY BY LANDLORD. Upon reasonable written notice, except (i) in cases of emergency or (ii) for the protection of the Building or the Premises, of any property located therein, or of any person, in which event no notice shall be required, Landlord and its agents shall have access to the Premises at any reasonable time for the purpose of inspection, or for the purpose of making any repair, alteration or renovation Landlord considers necessary or desirable, so long as such entry does not unreasonably interfere with the operation of Tenant's business in the Premises or permanently reduce the number of rentable square feet of the Premises, or to show the Premises to a prospective purchaser of the Building or, during the final Lease Year of the Lease Term, or after Tenant has exercised its Termination Option pursuant to the provisions of Paragraph 41, below, to a prospective tenant. Any major repair shall be made during non-Building Operating Hours and shall be scheduled so as to minimize interference with Tenant's business activities. Landlord shall have the absolute right to alter or renovate the common areas and the exterior of the Building, and any such alteration or renovation shall not be a breach of Paragraph 32 or of any other provision of the Lease, provided such alteration or renovation will be of a quality and condition consistent with first-class commercial office buildings in downtown Washington, D.C.

18. LIABILITY; INDEMNITY. Tenant shall defend Landlord, and hereby does indemnify and hold harmless Landlord, from and against any and all liabilities, damages, causes of action, suits, claims, judgments, costs and expenses (including reasonable attorney's fees) arising from any claimed or asserted injury, loss or damage to any persons or property (a) arising within the Premises, unless caused by the intentional misconduct or gross negligence of Landlord or Landlord's employees or agents, (b) arising out of any act or omission of Tenant or of any person within the Premises or the Building by the license, express or implied, of Tenant, or (c) arising in whole or in part from any default or breach of this Lease by Tenant.

19.      INSURANCE.

         (a) Tenant will not conduct or permit to be conducted any activity, or place any equipment in or about the Premises, that will, in any way, materially increase the rate of fire insurance or other insurance on the Building; and if any increase in the rate of fire insurance or other insurance is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to activity or equipment in or about the Premises, such statements shall be conclusive evidence that the increase in such rate is due to such activity or equipment and, as a result thereof, Tenant shall be liable for such increase and shall reimburse Landlord therefor on demand.

         (b) At all times during the Lease Term and at all times Tenant is occupying the Premises, Tenant shall carry the following insurance:

                  (i)      Workers compensation insurance;

                  (ii) Commercial general liability insurance (bodily injury, personal injury and property damage), in a minimum amount of $2,000,000 combined personal injury and property damage single limit per occurrence, including contractual liability coverage, with an umbrella coverage in the minimum annual aggregate amount of $10,000,000; and

                  (iii) All-risk insurance for (1) all of Tenant's furniture, fixtures and equipment, (2) all personal or other removable property that may be stored, contained or found on the Premises, and (3) all Improvements (as defined in Paragraph 20 of the Lease) made by or for Tenant under the provisions hereof, in amounts not less than one hundred percent (100%) of the full replacement cost thereof.

         (c) All insurance carried by Tenant pursuant to the requirements of this Lease shall be issued by a company or companies licensed to do business in the District of Columbia with a Best's rating of "A-" or higher.

         (d) Throughout the Lease Term, Landlord shall, at its expense, keep the base Building insured against any loss or damage caused by fire damage or other casualty to the full replacement cost thereof. Throughout the Lease Term, Landlord shall carry the following insurance, the cost of which shall be included in Operating Expenses:

                  (i) Commercial general liability insurance (bodily injury, personal injury and property damage), in a minimum amount of $2 million combined personal injury and property damage single limit per occurrence, including contractual liability coverage, with an umbrella coverage in the minimum amount of $10,000,000;

                  (ii)     Adequate boiler and machinery coverage; and

                  (iii)    Adequate business income/interruption insurance.

         (e) All insurance carried by Landlord pursuant to the requirements of this Lease shall be issued by a company or companies licensed to do business in the District of Columbia with a Best's rating of "A-" or higher.

         (e) Certificates evidencing Tenant's insurance shall be delivered to Landlord prior to the earlier of (i) any occupancy by Tenant of the Premises or
(ii) commencement of installation of any Improvements in the Premises, including installation in the Premises of any equipment owned or to be used by Tenant, and at least annually thereafter, and each policy shall contain an endorsement that will prohibit its cancellation or material change prior to the expiration of thirty (30) days after notice to Landlord of such proposed cancellation or material change.

         (f) Tenant shall require that any sublessee of a portion of the Premises carry insurance in accordance with all requirements set forth in this Paragraph 18 with respect to the Premises.

20. IMPROVEMENTS. As used in this Lease, "Improvements" shall mean any alterations, additions, installations, improvements or changes of any kind to the Premises, including the Tenant Improvement Work, the Renewal Improvements (referenced in Paragraph 38), the Improvements in the Expansion Space (referenced in Paragraph 39), and the Improvements in the Additional Expansion Space (referenced in Paragraph 40) . No Improvements shall be made in or to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, provided, however, that after the initial Tenant Improvements Work is constructed and other than the initial Improvements to the Expansion Space and Additional Expansion Space and the refurbishment of the Improvements upon renewal, Tenant shall have the right during the Lease Term, without obtaining Landlord's prior written consent, to make minor cosmetic changes (e.g. painting and carpeting) to the Improvements, which changes do not cost more than $7,500 and which do not alter or affect the Building structure or base Building mechanical, electrical and plumbing systems and which do not move partition walls or doors. The provisions of Exhibit B shall apply to the construction of the initial and any future Improvements. All Improvements shall become the property of Landlord, and shall be surrendered with the Premises, at the expiration or earlier termination of the Lease Term, provided, however, that, if Tenant is not in default, Tenant shall have the right to remove, prior to the expiration or earlier termination of the Lease Term, all movable furniture, furnishings and equipment in the Premises solely at Tenant's expense. Landlord shall have the right to repair at Tenant's expense all damage and injury to the Premises caused by such removal or to require Tenant to do the same. If any such furniture, furnishings or equipment is not removed by Tenant prior to the expiration or earlier termination of the Lease Term, then, five (5) days after written notice is delivered to Tenant, the same shall become Landlord's property and shall be surrendered with the Premises as a part thereof and Landlord may remove or dispose of such property at Tenant's expense. If any mechanic's lien is filed against the Premises, the Building or the real property of which the Premises are a part for work claimed to have been done for or materials claimed to have been furnished to Tenant, it shall be discharged by Tenant within fifteen (15) days after Tenant's receipt of notice thereof, at Tenant's sole cost and expense, by the payment thereof or by filing any bond required by law. If Tenant shall fail to discharge any such mechanic's lien as required by this Paragraph 20, Landlord may, at its option, discharge the same and the cost thereof shall be Additional Rent due from Tenant with the monthly installment of Base Rent next becoming due; it hereby being expressly agreed that such discharge by Landlord shall not be deemed to waive, or release, the default of Tenant in not discharging the same.

21. RULES AND REGULATIONS. Tenant shall comply with the Rules and Regulations set forth on EXHIBIT D attached hereto and made a part hereof, and with such other reasonable rules and regulations as Landlord may adopt for the Building from time to time, provided such other rules and regulations shall be effective only after Tenant has received reasonable notice thereof. Landlord shall enforce the rules set forth in EXHIBIT D in a nondiscriminatory manner. In the event of any inconsistency or contradiction between the main body of this Lease and any such rules and regulations the provisions of the main body of this Lease shall govern and prevail.

22. HAZARDOUS MATERIALS. Tenant will not allow any Hazardous Materials to be kept in the Premises, or do anything which would increase the rate of casualty insurance upon the Building. Notwithstanding the foregoing, Tenant may use and store within the Premises reasonable quantities of Hazardous Materials that are customarily used in comparable offices (such as cleaning fluids and photocopier supplies), provided such use and storage complies with all applicable environmental laws. The term "Hazardous Materials" shall mean (a) "hazardous wastes," as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, (b) "hazardous substances," as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, (c) "toxic substances," as defined by the Toxic Substances Control Act, as amended from time to time, (d) "hazardous materials," as defined by the Hazardous Materials Transportation Act, as amended from time to time, (e) all substances classed or defined as "hazardous" or "toxic" pursuant to any legislation enacted or in effect during the Lease Term, and (f) oil or other petroleum products.

23.      LIMITATION ON LIABILITY; TENANT'S PROPERTY.

         (a) Notwithstanding anything to the contrary in this Lease, (i) Landlord shall not be liable to Tenant for any loss or damage to property which is either covered by Tenant's insurance or for which Tenant is required by this Lease to carry insurance, and (ii) any liability of Landlord to Tenant in connection with this Lease shall be limited to direct damages and shall not include indirect, consequential, or incidental damages, or any lost profits or damages to Tenant's business.

         (b) Except as may be the direct result of intentionally wrongful or negligent acts or omissions of Landlord or Landlord's agents or employees, Landlord shall not be liable to Tenant or its employees, agents, business invitees, licensees, customers, clients, family members, guests, or trespassers, for any damage, compensation, claim or expense arising from (i) damage or loss to the property of Tenant or others located anywhere in the Premises or the Building, or (ii) death, accident or injury to persons occurring anywhere within the Premises or the Building or as a result of any activity within the Building.

         (c) Except as may be the direct result of intentionally wrongful or negligent acts or omissions of Landlord or Landlord's agents or employees, Landlord shall not be liable to Tenant, its employees, agents, business invitees, licensees, customers, clients, family members, guests, or trespassers for any damage, compensation, claim, cost or expense arising from (i) the repairing or renovation of any portion of the Building, (ii) any interruption in the use of the Premises or the Building, (iii) accident or damage resulting from the use or operation (by Landlord, Tenant or any other person or persons whatsoever) of elevators or heating, cooling, electrical or plumbing equipment or apparatus; (iv) any discontinuance of or interruption in the provision of heat, air-conditioning, elevator service or any other service; (v) any fire, robbery, theft, criminal act and/or other casualty; (vi) any leakage in any part of the Premises or the rest of the Building or from water, rain or snow that may leak into or flow from any part of the Premises or the Building or from drains, pipes, or plumbing work in or about the Building; or (vii) any other cause whatsoever not within the reasonable control of Landlord. In no event shall Landlord be liable to Tenant, its employees, agents, business invitees, licensees, customers, clients, family members, guests or trespassers for any damages, compensation or claim arising from the termination of this Lease by reason of the destruction of the Demised Premises or a taking or sale in lieu thereof by condemnation or eminent domain. All personal property in the Premises shall be and remain at Tenant's sole risk, and Landlord shall not be liable for any damage to or loss of such personal property or for any accident or injury to persons in the Premises or Building arising from any cause as provided in this Paragraph 23. Tenant shall have the rights of abatement and termination for interruption of services provided in Paragraph 8(o) and Paragraphs 24 and 25 of this Lease, notwithstanding the foregoing provisions of this Paragraph 23(c).

24.      DAMAGE TO PREMISES.

         (a) If any portion of the Premises is damaged by fire or other casualty, or if the Building is damaged such that Tenant is deprived of reasonable access to any portion of the Premises, Tenant shall promptly give notice to Landlord. If fifty percent (50%) or more of the Premises or fifty percent (50%) or more of the Building is damaged, Landlord shall not be required to repair the Premises or the Building, provided Landlord gives notice to Tenant within sixty (60) days after such damage, of its intention not to repair the damage ("Notice of Non-Restoration"). If Landlord delivers a Notice of Non-Restoration to Tenant as provided above, this Lease shall terminate ten (10) days after Tenant's receipt thereof.

         (b) If less than fifty percent (50%) of the Premises or less than fifty percent (50%) of the Building is damaged or if the common areas of the Building are damaged so as to deny Tenant access to the Premises, or if Landlord does not deliver a Notice of Non-Restoration to Tenant as provided above, (i) Landlord shall repair the Premises and/or the Building, as applicable, at Landlord's expense, to substantially the condition of the Building and/or Premises prior to the damage, provided that Landlord shall not be required to repair or replace any of Tenant's fixtures or equipment in the Premises or any Improvements made by or for Tenant, and (ii) as soon as is reasonably practicable, and in any event not more than sixty (60) days after the date of any such damage to the Premises and/or the Building, Landlord shall give notice (the "Restoration Notice") to Tenant of the date by which Landlord reasonably estimates the restoration of the Premises shall be substantially completed. If the damage does not interfere with Tenant's use of the Premises, there shall be no abatement of Base Rent or Additional Rent. If the damage deprives Tenant of the use of less than all of the Premises, the Base Rent and Additional Rent shall be abated by the percentage that the unusable rentable area of the Premises bears to the total rentable area thereof, for the period commencing with the damage and ending with substantial completion by Landlord of the repairs. If the damage makes it impossible for Tenant to carry on its business at all in the Premises, then all Base Rent and Additional Rent shall be abated in full during the period commencing with the damage and ending with substantial completion by Landlord of the repairs.

         (c) Tenant shall have the right to terminate the Lease by delivering a notice of termination to Landlord, which shall be effective 10 days after delivery thereof, if (i) Landlord estimates in the Restoration Notice that the damage to the Premises and/or Building will require more than 180 days from the date of the damage to repair, provided Tenant's notice of termination is delivered to Landlord within thirty (30) days of Tenant's receipt of the Restoration Notice, or (ii) the repair of the damage is not substantially completed within thirty (30) days after the date by which, in the Restoration Notice, Landlord estimates the restoration of the Premises shall be substantially completed, provided Tenant's notice of termination is delivered to Landlord upon the end of said thirty day period. If the Lease is terminated as provided herein, Tenant shall be released from liability for Base Rent and Additional Rent for any period after such termination is effective.

         (d) Notwithstanding anything set forth in this Paragraph 24 to the contrary, in the event that, during the final twelve (12) months of the Lease Term, more than thirty-three percent (33%) of the Premises is damaged and thereby rendered untenantable or not reasonably usable by Tenant for its business purposes, either Landlord or Tenant may terminate this Lease by notice to the other party within thirty (30) days after the occurrence of such damage, and this Lease shall terminate on the date of such notice if timely given. For purposes of this Paragraph 24 (d), the Premises shall be deemed wholly untenantable or unusable if, due to such damage, Tenant shall be precluded from using more then thirty-three percent (33%) of the Premises for the conduct of its business, and Tenant's inability to so use the Premises is reasonably expected to continue until at least the ninetieth (90th) day after the date on which such damage occurred.

         (e) Notwithstanding anything herein to the contrary, Tenant shall have the right to terminate this Lease, and Landlord shall not be obligated to restore the Premises or the Building, and shall have the right to terminate this Lease, if zoning or other applicable laws or regulations do not permit such repair and restoration.

         (f) Tenant shall have the rights of' abatement and termination for Interruption of services provided in Paragraph 8(o) of this Lease, notwithstanding the foregoing provisions of this Paragraph 24.

25. CONDEMNATION. If the whole of the Premises is taken in fee simple, under eminent domain, the Lease Term shall terminate as of the date of such taking. If less than the whole of the Premises is so taken, and such partial taking materially and adversely affects the continuance of Tenant's business on the Premises, the Lease Term may, at the election of either party, terminate upon notice to the other within sixty (60) days after surrender of possession pursuant to such taking; if neither party so elects, the Lease Term shall terminate as to the part taken and shall continue as to the part not taken, and the Base Rent shall be reduced by the percentage that the part taken bears to the whole of the Premises. (For purposes of calculating Tenant's share of Operating Expenses, the part of the Premises not taken shall thereafter constitute the Premises, and Tenant's share of Operating Expenses shall be recalculated, using the method described in Paragraph 5 hereof, based upon the new area of the Premises.) If more than fifty percent (50%) of the Building is so taken, the Lease Term may, at the election of Landlord, terminate upon notice to Tenant within sixty (60) days after surrender of possession pursuant to such taking. In the event of termination pursuant to this Paragraph, Base Rent and Additional Rent shall be apportioned as of the date of termination. If a part of the Premises shall be taken by eminent domain, and this Lease and the Lease Term shall not be terminated in accordance with this Paragraph 25, Landlord, at Landlord's expense, shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit substantially equivalent (with respect to character, quality, appearance and services) to that which existed immediately prior to such acquisition or condemnation.

Landlord shall be entitled to all damages and compensation awarded for any taking, and Tenant assigns to Landlord all of its right to any such award. Tenant, however, may claim any award made specifically for fixtures and other equipment installed by it, but only if such award shall be made by the condemnation court in addition to and stated separately from the award made by it for the land and the Building or part thereof so taken. Tenant shall have the rights of abatement and termination for interruption of services provided in Paragraph 8 (o) of this Lease, notwithstanding the foregoing provisions of this Paragraph 25.

26. SUBORDINATION. This Lease is subject and subordinate to the lien of any mortgage or deed of trust now or at any time hereafter placed upon the Building, and Tenant shall execute any and all instruments to effect such subordination which the Landlord may require within 10 days of receipt of Landlord's request therefor. Landlord will secure for Tenant, from the current holder of the mortgage on the Building and from the ground lessor and master lessor, if any, within 30 days after the date of execution of this Lease, a non-disturbance agreement in the form attached hereto as EXHIBIT E, executed by the mortgage holder, the ground lessor and master lessor, if any, and by Landlord, and if Landlord does not do so, Tenant may terminate this Lease by written notice to Landlord. Landlord also will secure for Tenant, from any future holder of any mortgage or deed of trust, or ground lease or master lease, on the Building, a non-disturbance agreement, in a form substantially similar to that attached as EXHIBIT E hereto, and, if Landlord does not do so, this Lease shall be deemed not subordinate to any such mortgage or deed of trust, or ground lease or master lease, if any.

27. ESTOPPEL CERTIFICATES. Within twenty (20) calendar days of Tenant's receipt of a written request therefor by Landlord, Tenant shall execute and deliver to Landlord, or to such person(s) as may be designated by Landlord, a written estoppel certificate concerning the status of the Lease on such reasonable and customary form as may be required by the holder of a mortgage or deed of trust on the Building, or by a prospective lender or by a prospective purchaser of the Building. Tenant shall be deemed to have accepted, agreed to and ratified any estoppel certificate to which Tenant does not object with specificity as to the grounds for objection, in writing, within twenty (20) calendar days of Tenant' s receipt thereof from Landlord. Tenant shall have the right to obtain upon request an estoppel certificate from the Landlord certifying that the Lease is not in default.

28.      PERSONAL LIABILITY OF LANDLORD.

         (a) There shall be no personal liability on the part of any individual who is a partner, trustee, officer, director, shareholder, agent or representative of Landlord, or of any mortgagee in possession, to any person with respect to any terms of this Lease or for any claim of loss, damage, liability, or expense arising under the Lease or relating to Tenant's leasing or occupation of the Premises.

         (b) Notwithstanding anything to the contrary in this Paragraph 28 or elsewhere in the Lease, in all events the liability of the fee owners of the Building and the real property on which the Building is located (collectively, the "Property") shall be limited to their equity in the Property, and in the event that Landlord under this Lease is at any time the fee owner (rather than master lessee) of the Building, then such Landlord's liability under this Lease or arising in connection with this Lease shall be limited to and satisfied solely from Landlord's equity interest in the Property. In the event that the Property is encumbered by financing in an amount that exceeds 80% of the fair market value of the Property at the time of the financing, the Landlord's liability shall be limited to the amount which is equal to twenty percent (20%) of the aforesaid fair market value of the Property, which liability shall be satisfied first from Landlord's equity in the Property and, if that is insufficient, then from Landlord's assets beyond Landlord's equity in the Building.

29. NO WAIVER. This Lease is binding on and may be legally enforced by, the parties hereto, their heirs, executors, administrators, successors and assigns. No waiver of any breach of any term contained herein, or of any default, shall be construed to be a waiver of any such term or of any subsequent breach thereof, or of any subsequent default.

30. HOLDING OVER. If Tenant remains in possession of the Premises after the expiration of the Lease Term, Tenant shall be a tenant from month to month, upon all the terms hereof which are not inconsistent with such tenancy; provided, however, that Tenant shall pay to Landlord, (a) as Base Rent, on the first day of each month during the first two months of such tenancy, an amount equal to one hundred fifty percent (150%) of the monthly Base Rent and Additional Rent in effect immediately before the expiration of the Lease Term, and on the first day of each month during the third and all subsequent months of such tenancy, an amount equal to two hundred percent (200%) of the monthly Base Rent and Additional Rent in effect immediately before the expiration of the Lease Term, and, in addition, shall continue to be responsible for any payments of Additional Rent that otherwise would be due under the terms of this Lease if the Lease were still in effect. The aforesaid month-to-month tenancy may be terminated by Landlord or Tenant upon thirty (30) days' written notice. In the event Tenant remains in possession after such termination, Tenant shall pay, as liquidated damages, for each month or part of a month of such possession, an amount equal to two hundred percent (200%) of the monthly amount Tenant was paying immediately before the expiration of the Lease Term.

31.      [Intentionally deleted.]

32. COVENANT OF QUIET ENJOYMENT. Landlord covenants that it has the right to make this Lease for the Lease Term, and that if Tenant shall pay the Base Rent and the Additional Rent and perform all of the covenants, terms, and conditions required by this Lease, Tenant shall, except as otherwise provided in this Lease, during the Lease Term, freely, peaceably and quietly occupy and enjoy the full possession of the Premises without molestation or hindrance by Landlord or its agents.

33. NOTICES. All notices or other communications hereunder shall be in writing, unless otherwise expressly provided herein, and shall be deemed duly given if delivered by hand or by certified or registered mail, return receipt requested, first-class, postage prepaid (i) if to Landlord, at 2122 Massachusetts Avenue, Suite 12, N.W., Washington, D.C., 20008, with a copy to Dennis A. Davison, Esq., David, Hagner, Kuney & Davison, P.C., 1120 19th Street, Suite 800, Washington, D.C. 20036, and (ii) if to Tenant prior to Tenant's occupancy of the Premises, at 6707 Democracy Boulevard, Suite 800 Bethesda, MD 20817 Attention: Michael L. Brendes, and if to Tenant after Tenant's occupancy of the Premises, at the Premises, with a copy to Stephen W. Porter, Esq., Arnold & Porter, 555 12th Street, N.W., Washington, D.C. 20004, unless notice of a change of address is given by Landlord or Tenant pursuant to the provisions of this Paragraph 32. Notice shall be deemed to have been given upon receipt or at the time delivery is refused.

34. BROKER'S COMMISSION. Tenant represents that it has dealt exclusively with Barnes, Morris, Pardoe and Foster, Inc. and Equis ("Broker") in connection with this Lease. Landlord and Tenant acknowledge that Broker is the sole and exclusive procuring cause of this Lease. Landlord shall pay to Broker a brokerage commission equal to three percent (3%) of the Base Rent and storage space base rent, unescalated but increased pursuant to Paragraph 4 (f), for the initial Premises (i.e. 87,327 rentable square feet) for the first ten (10) Lease Years of the Lease Term, fifty percent (50%) of which shall be payable upon execution of the Lease by all parties, and the balance of which shall be payable upon Landlord's receipt from Tenant of the first month's Base Rent. In addition, if Tenant exercises the Expansion Option (as defined below), Landlord shall pay to Broker a brokerage commission equal to three percent (3%) of the unescalated Base Rent for the Expansion Space (as defined below) leased by Tenant, fifty percent (50%) of which shall be payable on the date the Lease Term for the Expansion Space commences, as provided in Paragraph 39(a), and the balance of which shall be payable upon Landlord's receipt from Tenant of the first month's Base Rent for the Expansion Space. Broker shall not be entitled to any other brokerage commission or fee, including with respect to the Extended Term, the Second Extended Term, or any other renewal or extension of the Lease or of Tenant's occupancy of the Premises beyond the initial ten (10) Lease Years of the Lease Term.

35.      MAINTENANCE.

         (a) Landlord shall keep and maintain in good order and repair and in a first class manner the Building, including the Building structure and systems, the foundation, roof, exterior walls, elevators, electrical, plumbing, HVAC systems, entrance, sidewalks, lobbies, stairways, landscaped areas, parking garage and common areas and facilities. Landlord shall be responsible for causing the lobby, other common areas, and exterior areas, sidewalks, driveways, parking garage, exercise facility, entrances and core area restrooms on all floors leased by Tenant to comply with the requirements of Title III of the ADA, all Environmental Laws (hereinafter defined), provided however, that with regard to the bathrooms on the floors leased by Tenant (i) Landlord shall install in each an alarm visual strobe and insulate the sink hot and drain pipes that are exposed under the counter tops, and (ii) Tenant shall perform all ADA changes required as a result of Tenant installing, at Tenant's expense, a rear door in the womens' bathrooms, which doors Landlord consents to Tenant installing, provided they are installed in accordance with applicable laws, codes and regulations. Landlord agrees that the base Building fire alarm system shall be adequate to accommodate the strobes and annunciators required by the provisions of the District of Columbia Code to be installed in the Premises by Tenant as part of the Tenant Improvement Work. Where Improvements or any other alterations made by Landlord or by Tenant after execution of this Lease trigger "path of travel" requirements under the ADA, the party making such alterations shall be responsible for satisfying such requirements. Any changes to the Building necessary to cause such common and public areas to comply with the requirements of Title III of the ADA or Environmental Laws shall be at Landlord's expense and shall not be included in the Operating Expenses of the Building, unless such changes are required by the construction of Improvements by or for Tenant or by any other act or omission of Tenant, in which case shall be solely responsible for all costs of any such changes. In addition, Landlord shall remedy, as promptly as is feasible under the circumstances, any material interruption of the Services to be provided to Tenant as set forth in Paragraph 8, above. The Landlord shall in no event be required to make repairs to leasehold improvements made by the Tenant, or to make repairs to wear and tear within the Premises. The Tenant agrees to deliver notice to the Landlord, as promptly as is reasonable under the circumstances, of any defective condition in or about the Premises known to the Tenant which the Landlord is required to repair hereunder; provided, however, that the Tenant's failure to report to the Landlord any such defective condition shall not relieve the Landlord of the Landlord's obligation to repair any such defective condition promptly upon learning of the need for such repair.

         (b) Except to the extent a violation is caused by Tenant or any invitee of Tenant, Landlord shall be responsible for causing the Building to comply with all applicable federal and local laws, ordinances, regulations and orders governing asbestos and Hazardous Materials ("Environmental Laws"). Any action necessary to cure a violation of any Environmental Laws shall be at Landlord's expense and shall not be included in the operating Expenses of the Building, except that any violation caused by Tenant or an invitee of Tenant shall be cured at Tenant's sole cost.

         (c) Landlord shall retain an expert indoor environmental quality consultant (the "Landlord's IAQ Consultant") who shall conduct testing (and prepare written reports of such testing) of the indoor air quality of the Building and such other indoor environmental factors as are reasonably tested in first-class office buildings (collectively, "IAQ") one (1) time every other calendar year, for the purpose of determining the normal and acceptable IAQ of the Premises and the common areas of the Building.

36.      PARKING. Tenant shall have the right during the Lease Term to lease one
(1) parking space in the Building's parking garage for each one thousand (1,000) rentable square feet of the Premises. The parking garage will operate twenty-four hours a day every day of the year except Holidays, and will he accessible to Tenant's employees with monthly parking contracts every day of the year, including Holidays. The parking fees shall be established by the Landlord (or garage operator) from time to time and shall be competitive with those of similar parking garages for similar parking spaces (i.e., "reserved" or "non-reserved") of comparable quality located in the vicinity of the Building. At the time of execution of this Lease, the rate is $150 per month for unreserved spaces and $270 per month for reserved spaces, of which there is a limited number. The parking garage shall be operated by Landlord consistent with standards employed by the operators of other parking garages in comparable first-class commercial office buildings in the downtown Washington, D.C. central business district.

37. RULE AGAINST PERPETUITIES. Notwithstanding any provision in this Lease to the contrary, if the Lease Term has not commenced within twenty-one (21) years after the date of execution of this Lease, this Lease automatically shall terminate on the 21st anniversary of the date of execution hereof. The sole purpose of this provision is to avoid any possible interpretation of this Lease as violating the Rule Against Perpetuities or other rule of law against restraints on alienation.

38.      RENEWAL.

         (a) Tenant shall have the right to extend the Lease Term for one five-year period (the "Extended Term") commencing immediately after the end of the tenth Lease Year (the "First Renewal Option"), and, provided Tenant has exercised the First Renewal Option, Tenant shall have the right to extend the Lease Term for a second five-year period (the "Second Extended Term") commencing immediately after the end of the fifteenth Lease Year (the "Second Renewal Option").

         (b) To exercise the First Renewal Option, Tenant must deliver to Landlord written notice of such exercise ("First Renewal Option Notice") not earlier than fifteen (15) months prior to the last day of the tenth Lease Year and not later than twelve (12) months prior to the last day of the tenth Lease Year. To exercise the Second Renewal Option, Tenant must deliver to Landlord written notice of such exercise ("Second Renewal Option Notice") not earlier than fifteen (15) months prior to the last day of the fifteenth Lease Year and not later than twelve (12) months prior to the last day of the fifteenth Lease Year. If Tenant does not provide notice to Landlord in accordance with all provisions of this Paragraph 38(b), Tenant shall not have the right to extend the Lease Term, and such rights as are provided herein shall be null and void and of no further effect.

         (c) Provided that Tenant exercises its First Renewal Option as provided above, the Base Rent per rentable square foot of the Premises that shall be due from Tenant for the eleventh Lease Year (the first Lease Year during the Extended Term) shall be adjusted to the lesser of (i) ninety-five percent (95%) of the then prevailing fair market base rental rate for new tenants of space of comparable size and quality in office buildings in Washington, D.C., taking into consideration the value of concession packages as determined pursuant to Paragraph 38(f) (including, without limitation, allowances and rent abatements) (the "Adjusted Market Rate"), or (ii) the Base Rent per rentable square foot of the Premises that Tenant is obligated to pay under the terms of the Lease for the tenth Lease Year (the "Current Lease Rate"). If the Adjusted Market Rate is less than the Current Lease Rate, (A) the Base Rent shall escalate in accordance with the "Market Escalation Factor," as determined pursuant to Paragraph 38(f), during the Extended Term and (B) the Operating Expenses and the Real Estate Taxes incurred during the eleventh Lease Year shall be the new Base Year Operating Expenses and the new Base Year Real Estate Taxes applicable during the Extended Term, and Tenant therefore shall have no obligation to pay any amounts on account of Operating Expenses and Real Estate Taxes for the eleventh Lease Year. If the Current Lease Rate is less than the Adjusted Market Rate, (X) the Base Rent shall escalate in accordance with Paragraph 4(d) during the Extended Term, (Y) there shall be no change in the Base Year Operating Expenses or the Base Year Real Estate Taxes during the Extended Term and Tenant shall be obligated to continue to pay Tenant's Proportionate Share of Operating Expense Increases and Tenant's Proportionate Share of Real Estate Tax Increases during each and every Lease Year during the Extended Term, and (Z) Landlord shall provide to Tenant a "Renewal Improvement Allowance" equal to Ten Dollars ($10.00) per rentable square foot of the Premises, which may be used by Tenant in accordance with the purposes set forth in Paragraph 3(d), above.

         (d) Provided that Tenant exercises its Second Renewal Option as provided above, the Base Rent per rentable square foot of the Premises that shall be due from Tenant for the sixteenth Lease Year (the first Lease Year during the Second Extended Term) shall be adjusted to the lesser of (i) ninety-five percent (95%) of the then-prevailing fair market base rental rate for new tenants of space of comparable size and quality in office buildings in Washington, D.C., taking into consideration the value of concession packages as determined pursuant to Paragraph 38(f) (including, without limitation, allowances and rent abatements) (the "Adjusted Market Rate"), or (ii) the Base Rent per rentable square foot of the Premises that Tenant is obligated to pay under the terms of the Lease for the fifteenth Lease Year (the "Current Lease Rate"). If the Adjusted Market Rate is less than the Current Lease Rate, (A) the Base Rent shall escalate in accordance with the "Market Escalation Factor," as determined pursuant to Paragraph 38 (f), during the Second Extended Term and (B) the Operating

Expenses and the Real Estate Taxes incurred during the eleventh Lease Year shall be the new Base Year Operating Expenses and the new Base Year Real Estate Taxes applicable during the Second Extended Term, and Tenant therefore shall have no obligation to pay any amounts on account of Operating Expenses and Real Estate Taxes for the sixteenth Lease Year. If the Current Lease Rate is less than the Adjusted Market Rate, (X) the Base Rent shall escalate in accordance with the "Market Escalation Factor," during the Second Extended Term, (Y) there shall be no change in the Base Year Operating Expenses or the Base Year Real Estate Taxes during the Second Extended Term and Tenant shall be obligated to continue to pay Tenant's Proportionate Share of Operating Expense Increases and Tenant's Proportionate Share of Real Estate Tax Increases during each and every Lease Year during the Second Extended Term, and (Z) Landlord shall provide to Tenant a "Renewal Improvement Allowance" equal to Ten Dollars ($10.00) per rentable square foot of the Premises, which shall be used by Tenant for refurbishment of the Premises (e.g. repainting and recarpeting), and any unused amount of the Renewal Improvement Allowance shall be applied as a rental credit. The Renewal Improvements shall be constructed in accordance with the provisions of Exhibit B and the Renewal Improvement Allowance shall be paid in accordance with the provisions of Exhibit B.

         (e) The Adjusted Market Rate and the Market Escalation Factor with respect to the Extended Term, or the Second Extended Term, as the case may be, shall be determined as follows. After Landlord's receipt of the First Renewal Option Notice, or Second Renewal Option Notice, as the case may be, Landlord and Tenant shall attempt to agree upon the Adjusted Market Rate and the Market Escalation Factor. If Landlord and Tenant are unable to reach agreement upon the Adjusted Market Rate and the Market Escalation Factor within thirty (30) days after Landlord's receipt of the First Renewal Option Notice, or the Second Renewal Option Notice, as the case may be, the Adjusted Market Rate and the Market Escalation Factor shall be determined by a panel of three brokers, one of whom shall be selected by Landlord, one of whom shall be selected by Tenant, and the third of whom shall be chosen by the brokers selected by Landlord and by Tenant. Each broker selected shall have at least 10 years' experience in the downtown Washington, D.C., commercial real estate market, and shall be recognized as ethical and reputable within the local real estate industry and not otherwise employed by or engaged by or working for Landlord, Tenant or any of their respective affiliates. Landlord and Tenant each shall select a broker as specified above within fifteen (15) days after the expiration of the aforesaid 30-day period. The third broker shall be selected within fifteen (15) days after the first two brokers have been selected. Within thirty (30) days after the third broker has been selected, the three brokers shall determine the Adjusted Market Rate and the Market Escalation Factor. The Adjusted Market Rate shall be the amount that is agreed upon by any two of the three brokers. In the event no two of the three brokers are able to agree upon the Adjusted Market Rate within 30 days after the selection of the third broker, each of the brokers shall submit to Landlord and Tenant within fifteen (15) days his or her determination of the Adjusted Market Rate, the determination that is furthest from the average of the three determinations shall be disregarded, and the average of the remaining two determinations shall be the Adjusted Market Rate. The Market Escalation Factor shall be the rate or formula agreed upon by any two of the three brokers. In the event no two of the three brokers are able to agree upon the Market Escalation Factor within 30 days after the selection of the third broker, the Market Escalation Factor shall be determined by the third broker. It is understood and agreed that the determination of the Adjusted Market Rate and the Market Escalation Factor as provided herein shall be binding upon Landlord and Tenant. Landlord shall pay the cost of the services of the broker it selects, Tenant shall pay the cost of services of the broker it selects, and the cost of the services of the third broker shall be borne one half by Landlord and one half by Tenant.

         (f) Except as provided in this Paragraph 38, during the Extended Term and the Second Extended Term, all terms and conditions contained in the Lease shall continue to apply with full force and effect, provided however, that this Paragraph 38 will not be deemed to provide further renewal options under the Lease as renewed.

39.      EXPANSION OPTION.

         (a) At any time prior to February 28, 1999, Tenant shall have the option to expand the Premises to include either (i) all of the office space on all or one or more entire floors of the Fourth (4th), Fifth (5th) and Sixth
(6th) Floors of the Building, or (ii) all of the office space on all or one or more entire floors of the Sixth (6th), Tenth (l0th) and Eleventh (11th) Floors of the Building (the "Expansion Space"), which option hereinafter shall be referred to as the "Expansion Option." Tenant shall not be entitled to exercise the aforesaid Expansion Option to lease Expansion Space if, at the time Tenant is entitled to exercise said option, Tenant has subleased or has entered into an agreement to sublease in the future more than twenty-five percent (25%) of the then total amount of rentable square feet of the Premises, unless Tenant itself occupies at all times the Expansion Space and does not relocate its employees from the initial Premises into the Expansion Space in order to comply with this provision. To exercise the Expansion Option, Tenant must deliver to Landlord written notice of the exercise of the Expansion Option (the "Expansion Notice") on or before February 28, 1999. If Tenant delivers to Landlord the Expansion Notice within the time provided herein, the Expansion Space shall be leased upon all of the same terms and conditions set forth in this Lease with respect to the Premises (which terms and conditions shall be adjusted proportionately to account for the increased rentable square footage of the Premises upon inclusion of the Expansion Space), except that: (1) the Lease Term with respect to the Expansion Space shall commence on the later of (A) September 1, 2000, or (B) the date on which Landlord delivers the Expansion Space to Tenant; (2) Tenant shall be obligated to pay Base Rent and Additional Rent for the Expansion Space beginning on the date that is 120 calendar days after the date on which Landlord delivers the Expansion Space to Tenant; (3) if Tenant exercises the Expansion Option with respect to Expansion Space on the Tenth (10th) or Eleventh (11th) Floors, the Base Rental for that space shall be Two Dollars ($2.00) per rentable square foot greater than that for the remainder of the Premises; and (4) Landlord shall provide to Tenant an "Expansion Space Improvement Allowance" equal to Twenty-Seven and 50/100 Dollars ($27.50) per rentable square foot of the Expansion Space, which shall be paid by Landlord, and may be used by Tenant in accordance with the purposes set forth in Paragraph 3(d), above. The Expansion Space Improvements shall be constructed in accordance with the provisions of EXHIBIT B and the Expansion Space Improvement Allowance shall be paid in accordance with the provisions of Exhibit B.

         (b) Landlord shall use commercially reasonable efforts to deliver the Expansion Space to Tenant by September 1, 2000, or as soon thereafter as possible, by taking all reasonable steps to recover possession of the Expansion Space from the entity that is the tenant of the Expansion Space as of the date of execution of this Lease (the "Current Expansion Space Tenant"). If Landlord does not deliver the Expansion Space to Tenant by September 1, 2000, and as a direct result Tenant is forced to hold over under its existing lease for premises at 6707 Democracy Boulevard, Bethesda, Maryland (the "Existing Lease"), then Landlord shall reimburse Tenant for the amounts paid by Tenant under the Existing Lease for the period during which Tenant occupies space pursuant to the Existing Lease after the expiration of the Existing Lease by reason of Landlord's failure to timely deliver the Expansion Space (the "Expansion Holdover Period") that are in excess of the amounts Tenant would have been obligated to pay during the Expansion Holdover Period if those amounts were required to be paid at the rate in effect under the Existing Lease immediately prior to the expiration of the term of the Existing Lease, provided that the total amount of any such reimbursement shall not exceed the amount actually received by Landlord as rent from the Current Expansion Space Tenant after September 1, 2000 that are in excess of the amounts the Current Expansion Space Tenant would have been obligated to pay after the expiration of its lease for the Premises if those amounts were required to be paid at the rate in effect under the Current Expansion Space Tenant's lease for the Premises immediately prior to the expiration of the term of that lease. Tenant shall have the right to rescind the exercise of this expansion option in the event that Landlord fails to deliver the Expansion Space to Tenant by June 30, 2001, provided that Tenant exercise said option to rescind by giving written notice thereof to Landlord by July 10, 2001.

40. FIRST RIGHT TO LEASE. Tenant shall have a continuing first right to lease, exercisable at any time after full execution of this Lease, any space that becomes available on floors immediately above or below the Premises ("Additional Expansion Space"). In addition, Tenant shall have a continuing first right to lease, exercisable at any time after full execution of this Lease, any additional available lower level or storage space ("Additional Storage Space"). Tenant shall not be entitled to exercise the aforesaid rights to lease Additional Expansion Space or Additional Storage Space if, at the time Tenant is entitled to exercise said rights Tenant has subleased or has entered into an agreement to sublease in the future more than twenty-five percent (25%) of the then total amount of rentable square feet of the Premises, unless Tenant itself occupies the Additional Expansion Space for the entire first year of Tenant's leasing of said Additional Expansion Space and does not relocate its employees from the initial or Expansion Premises into the Additional Expansion Space in order to comply with this provision. If Tenant leases any Additional Expansion Space but Tenant does not itself occupy said Additional Expansion Space for the entire first year of Tenant leasing said space or if Tenant relocates its employees from the initial or expansion space in violation of the above provision, then Landlord shall be entitled to 100% of the profits from all future subleasing of said Additional Expansion Space. Landlord shall provide written notice to Tenant that Additional Expansion Space or Additional Storage Space is available ("Landlord's Notice") promptly after Landlord learns that any such space will soon become or has become available. Tenant shall have fifteen (15) days after receiving Landlord's Notice to provide written notice to Landlord ("Tenant's Notice") that Tenant wishes to lease the Additional Expansion Space or Additional Storage Space identified in. Landlord's Notice. Within ten (10) days after Landlord receives Tenant's Notice with respect to Additional Storage Space, Landlord and Tenant shall enter into a written amendment to this Lease providing for the lease of such Additional Storage Space under the same terms relating to Storage Space rent as are contained in Paragraph 42, below. Within ten (10) days after Landlord receives Tenant's Notice with respect to Additional Expansion Space, Landlord shall deliver to Tenant a notice stating the rent and other terms and conditions upon which Landlord is willing to lease the Additional Expansion Space ("Notice of Proposed Terms"). The parties shall have a period of thirty (30) days after Landlord's delivery to Tenant of the Notice of Proposed Terms to negotiate in good faith in an attempt to reach agreement with respect to rent, terms and conditions for the Additional Expansion Space. If the parties are unable to reach agreement on the rent, terms and conditions for the Additional Expansion Space, Landlord shall have the right (subject to any applicable provisions of this Lease) to lease the Additional Expansion Space to any person or entity other than Tenant, provided, however, that if Landlord seeks to lease the Additional Expansion Space at a rent rate and upon terms and conditions that are more favorable to the tenant than those that were offered to Tenant, Landlord must notify Tenant in writing of that rent and those terms and conditions (the "Second Offering Notice"), and Tenant shall have a period of ten (10) days after Landlord's delivery to Tenant of the Second Offering Notice to agree by written notice to Landlord to lease the Additional Expansion Space at the rent and on the terms and conditions stated in the Second Offering Notice. If Tenant either declines to lease the Additional Expansion Space at the rent and on the terms and conditions stated in the Second Offering Notice, or does not agree in writing to the rent, terms and conditions stated in the Second Offering Notice within the aforesaid ten-day period, Landlord shall be free to lease the Additional Expansion Space to a third party on the terms and conditions stated in the Second Offering Notice for a period of six (6) months after the date on which Tenant declines to lease the offered space. If a lease with respect to the Additional Expansion Space is not entered into by Landlord and a third party upon the terms and conditions set forth in the Second Offering Notice within such six (6) month period, or if such space again becomes available for any other reason, Tenant shall again have the first right to lease such Additional Expansion Space in accordance with the terms of this Paragraph 39. In no event shall the failure of Landlord and Tenant to agree to terms under this First Right to Lease result in the loss of any of Tenant's renewal or other expansion option rights or change of the terms thereof. In the event Tenant leases Additional Expansion Space, the Additional Expansion Space Improvements shall be constructed in accordance with the provisions of Exhibit B and the Additional Expansion Space Improvement Allowance, if any, shall be paid in accordance with the provisions of Exhibit B.

41.      TERMINATION OPTION. Tenant shall have the right to terminate the Lease
(i) effective as of the last day of the fifth Lease Year, by delivering to Landlord written notice of termination not later than sixteen (16) months prior to the last day of the fifth Lease Year, and paying to Landlord the "Termination Fee" (as defined below) not later than six (6) months prior to the last day of the fifth Lease Year, or (ii) effective as of the last day of the seventh Lease Year, by delivering to Landlord written notice of termination not later than sixteen (16) months prior to the last day of the seventh Lease Year, and paying to Landlord the Termination Fee not later than six (6) months prior to the last day of the seventh Lease Year. The Termination Fee shall be the amount equal to the sum of (1) the unamortized amount of all tenant improvement allowances paid or applied by Landlord to or for the benefit of Tenant (including, but not limited to, the "Tenant Allowance" described in Paragraph 3 (d), which shall be amortized on a straight-line basis over the first ten (10) Lease Years of the Lease Term, and the "Expansion Space Improvement Allowance" described in Paragraph 1 (c)), which shall be amortized on a straight-line basis over the actual term for which the Expansion Space is leased by Tenant), the unamortized amount of all rental abatement provided to Tenant pursuant to Paragraph 4 (e) of the Lease, and the unamortized amount of all brokerage and other commissions paid by Landlord in accordance with the terms of the Lease, which shall be amortized on a straight-line basis over the first ten (10) Lease Years of the Lease Term for the commission for the initial Premises and on a straight-line basis over the term of the Expansion Space for the commission for the Expansion Space, if any, leased by Tenant), and (2) an amount equal to two months' Base Rent, as escalated, that is due as of the month immediately prior to the effective date of termination.

42. STORAGE SPACE. Tenant shall have the right to lease up to two thousand eight hundred (2,800) usable square feet (measured according to BOMA standards) of storage space in the Building, which space shall be secure and demised, with existing lighting and existing conditions. During the first Lease Year, Tenant shall pay Ten Dollars ($10.00) per rentable square foot for the storage space, which rate shall be increased in each succeeding Lease Year by two percent (2%) of the storage space rent applicable for the preceding Lease Year. If Tenant exercises its option to expand in accordance with Paragraph 38, above, Tenant shall have the right to lease approximately 1,000 usable square feet of additional storage space, at the rental rate for storage space then in effect. Tenant shall have the right to install, at its sole expense, a heating and/or air conditioning system and additional lighting in the storage space, provided that said system and lighting (i) is approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, (ii) Tenant maintains said system and lighting at its expense, and (iii) Tenant pays the utility costs for operating said system, which Tenant shall separately meter as required by Landlord, and Tenant pays for the maintenance for such storage space, provided however, that Tenant shall not otherwise be liable for Operating Expenses or Real Estate Taxes for the garage. Landlord shall be responsible for preventing water infiltration into the storage space (which cost shall be included in Tenant's Operating Expenses), but Landlord shall not be liable for damage due to humidity caused by existing conditions or, if Tenant installs the aforesaid system, the inadequacy or failure or said system.

43. WAIVER OF JURY TRIAL. Landlord and Tenant, freely, knowingly, and with advice of counsel, hereby waive their right to a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises, and any claim or counterclaim of injury, damage or otherwise by Landlord or Tenant against or with respect to each other.

44. RETAIL SPACE. Landlord shall ensure that the exterior appearance of any future retail space in the Building shall be designed and maintained in accordance with the standards generally observed with respect to exterior retail space located in comparable modern first-class commercial office buildings in the downtown Washington, D.C. central business district. Landlord agrees not to lease retail space in the Building to retail tenants that do not meet the standards applied by comparable modern first class commercial office buildings in the downtown Washington, D.C. central business district. In addition, Landlord shall not lease the retail space for the following services to walk-in members of the public: passport, motor vehicle licensing and registration, public assistance, unemployment, drug treatment, or law enforcement.

45. SIGNS. Tenant shall have the right to display its name and 100 lines (e.g. for departments or names) on the directory in the main lobby of the Building. Tenant may install, at its sole expense, on floors on which it is the sole tenant, signs in the interior of the Premises, including in elevator lobbies, that are not visible from the exterior of the Premises. If any of Tenant's signage is installed on a floor that is leased only partially to Tenant, Landlord's consent (which shall not be unreasonably withheld, conditioned or delayed) shall be required with respect to such signage. All such signage shall be of a size and materials that are appropriate for a first-class office building located in the District of Columbia. Subsequent to the Lease Commencement Date, and provided Tenant is occupying the

Premises, Tenant shall have the right to place exterior signage on the Building as set forth on Exhibit G hereto (the "Initial Signage") with respect to appearance, substance, size and location, (the materials, method of attachment and other specifications for the signs shall be appropriate for a first-class office building located in the District of Columbia and shall be mutually agreed upon by Landlord and Tenant), which exterior signage shall be furnished and installed at Tenant's expense. If Tenant exercises the Expansion Option and thereby leases three entire additional floors of the Building, and moves Tenant's corporate headquarters to the Building, then Tenant shall have the right to place one exterior sign on the Building, either on the right or left hand front column, as set forth on EXHIBIT F hereto ("Signage with Corporate Expansion") with respect to appearance, substance, size and location, (the materials, method of attachment and other specifications for the signs shall be appropriate for a first-class office building located in the District of Columbia and shall be mutually agreed upon by Landlord and Tenant), which exterior signage shall be furnished and installed at Tenant's expense. Throughout the Lease Term, Tenant shall have the right to display signage that is mutually agreed upon by Tenant and Landlord.

46. EXTERIOR/LANDSCAPING. Prior to the Rent Commencement Date, Landlord shall refurbish the entrance area to the Building by cleaning the sidewalk and improving the plantings.

47. EXCLUSIVITY. At any time during the Lease Term, Landlord shall not lease space in the Building to the following companies: Buck Consultants, Inc., Hewitt Associates, L.L.C., Towers Perrin, William M. Mercer, Inc., Aon Consulting Worldwide, and Hay Group. After Tenant's exercise of its Expansion Option pursuant to Paragraph 39, Landlord shall not lease more than one floor of the Building, or give an option to expand with respect to more than one floor of the Building, to any competitor listed on Exhibit E hereto, unless at the time Landlord is entering into agreement to lease or give an option to lease to a competitor listed on Exhibit E, Tenant shall have subleased or agreed to sublease space in the Premises that is equal to or greater than the rentable square feet of one entire floor of the Premises. Upon any assignment of this Lease to any person or entity other than an Affiliate or Successor, as those terms are defined above, this Paragraph 47 immediately shall become null and void and of no further effect.

48.      AUTHORITY.

         (a) Landlord hereby represents and warrants, solely for the benefit of Tenant, that, as of the date of execution of this Lease Landlord is a validly existing corporation under the laws of the District of Columbia, is authorized to do business in the District of Columbia, and has full power and authority, and has obtained all necessary authorizations and consents to enter into and perform its obligations under this Lease, and the persons executing and delivering this Lease on behalf of Landlord have been authorized to do so by all necessary corporate actions. The persons executing this Lease on behalf of Landlord have the authority to bind Landlord to the terms and conditions of this Lease.

         (b) Tenant hereby represents and warrants, solely for the benefit of Landlord, that, as of the date of execution of this Lease, Tenant is a validly existing corporation under the laws of the State of Delaware, is authorized to do business in the District of Columbia, and has full power and authority, and has obtained all necessary authorizations and consents to enter into and perform its obligations under this Lease, and the persons executing and delivering this Lease on behalf of Tenant have been authorized to do so by all necessary corporate actions. The persons executing this Lease on behalf of Tenant have the authority to bind Tenant to the terms and conditions of this Lease.

49.      MISCELLANEOUS.

         (a) This Lease constitutes the entire agreement between the parties concerning the matters set forth herein, and supersedes and revokes any and all negotiations, arrangements, letters of intent, representations, inducements, or other oral or written agreements. Representations, oral or in writing, between the parties, not contained in this Lease, shall be of no force or effect. If Tenant shall comprise more than one person, the obligations hereunder of all such persons shall be joint and several. This Lease shall be governed by and construed in accordance with the laws of the District of Columbia. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be held by a court of competent jurisdiction invalid or unenforceable, the remainder of the Lease shall not be affected. The paragraph headings used herein are for convenience of the parties only, and shall not be deemed to alter or modify in any way the contents of any paragraph of this Lease.

         (b) This Lease shall not be binding upon Landlord or Tenant unless and until Tenant shall have executed and delivered a fully executed copy of this Lease to Landlord and Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant. This Lease shall not be recorded in the land records of the District of Columbia.

         (c) The captions in this Lease are inserted only as a matter of convenience and for reference and in now way define, limit or describe the scope of this Lease or the intent of any provision hereof.

         (d) Except as otherwise expressly set forth to the contrary in this Lease, each of Landlord and Tenant shall exercise any rights it may have under this Lease to consent, approve or otherwise exercise discretion with respect to a matter in a reasonable manner and shall not unreasonably withhold, condition or delay the granting of any such consent or approval.

         IN WITNESS WHEREOF, the parties have set their hands and seals as of the day and year first above written.

WITNESS:                                LANDLORD:

/s/      Dennis A. Darwin               /S/      Marvin M. Robertson
         ----------------                        -------------------------------
         Dennis A. Darwin                        Marvin M. Robertson, Trustee

/s/      Dennis A. Darwin               /S/      Katheryn M. Robertson
         ----------------                        -------------------------------
         Dennis A. Darwin                        Katheryn M. Robertson, Trustee

                                                 Trustees under Trust Indenture
                                                 made by Mathilda M. Kirchner
                                                 dated November 28, 1953 and
                                                 Trustee under Trust Indenture
                                                 made by Cecilia E. Goodman date
                                                 November 28, 1953

/s/     Dennis A. Darwin                /S/      Marvin M. Robertson
        -------------------                      -------------------------------
        Dennis A. Darwin                         Marvin M. Robertson, Trustee

/S/     Dennis A. Darwin                /S/      Katheryn M. Robertson
        -------------------                      -------------------------------
        Dennis A. Darwin                         Katheryn M. Robertson, Trustee

/S/     Dennis a Darwin                 /S/      George W. Lemm
        -------------------                      -------------------------------
        Dennis A. Darwin                         George W. Lemm, Trustee

                                                 Trustees under the Will of
                                                 Katheryn Lemm (Trust Estates 2
                                                 through 4), Trustees under
                                                 Trust Indenture made by John C.
                                                 Goodman dated August 14, 1959
                                                 (Trust Estates 1 through 4),
                                                 Trustees under Trust Indenture
                                                 made by Mathilda M. Kirchner
                                                 dated August 14, 1959 (Trust
                                                 Estates 4, 5 and 6), Trustees
                                                 under Trust Indenture made by
                                                 Cecilia E. Goodman dated August
                                                 14, 1959 (Trust Estates 1
                                                 through 6), Trustees under the
                                                 Trust Indenture made by
                                                 Katheryn E. Lemm (Trust Estates
                                                 4 and 5), dated August 14,
                                                 1959, Trustees under Trust

                                                 Indenture No. II made by Walter
                                                 M. Macnichol dated September
                                                 21, 1959.

/s/     Dennis A. Darwin                /S/      Marvin M. Robertson
        -------------------                      -------------------------------
        Dennis A. Darwin                         Marvin M. Robertson, Trustee

/S/     Dennis A. Darwin                /S/      Michael A. Maiatico
        -------------------                      -------------------------------
        Dennis A. Darwin                         Michael A. Maiatico, Trustee

/S/     Dennis A. Darwin                /S/      Ann T. Maiatico
        -------------------                      -------------------------------
        Dennis A. Darwin                         Ann T. Maiatico, Trustee

                                                 Trustees under Trust Indenture
                                                 No. I made by Walter M.
                                                 Macnichol dated September 21,
                                                 1959 (Trust Estates 1 through
                                                 8)

/s/     Dennis A. Darwin                /S/      Marvin M. Robertson
        -------------------                      -------------------------------
        Dennis A. Darwin                         Marvin M. Robertson, Trustee

/S/     Dennis A. Darwin                /S/      George W. Lemm
        -------------------                      -------------------------------
        Dennis A. Darwin                         George W. Lemm, Trustee

                                                 Trustees under Trust Indenture
                                                 made by William F. Glockner
                                                 dated May 7, 1965 (Trust
                                                 Estates 3 through 9 and 11)

ATTEST:                                          TENANT:
                                                 WATSON WYATT & COMPANY
                                                 d/b/a WATSON WYATT WORLDWIDE

/s/James S. Minogue                     /S/      Barbara L. Landes        (SEAL)
   ------------------------                      -------------------------------
   James S. Minogue                              Barbara L. Landes
   Assistant Secretary

County of Montgomery
State of Maryland

/S/   Ruth E. Skolnick
      ---------------------
      Ruth E. Skolnick
      Notary Public
      My commission expires: June 5, 2001